AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 27, 1996, is

                                  BY AND AMONG


                  DIALOGIC CORPORATION, a New Jersey corporation, having its principal place of business at 1515 Route 10, Parsippany, New Jersey 07054 (the "Acquirer"),

                                       AND

                   SAN  JOSE  DLGC   ACQUISITION   CORPORATION,   a   California
corporation, having a place of business at 96 Bonaventura Drive, San Jose, California 95134 (the "Subsidiary"),

                                       AND

                  DIANATEL CORPORATION, a California corporation, having its principal place of business at 96 Bonaventura Drive, San Jose, California 95134 (the "Corporation").

                                    RECITALS:

                  1. The Acquirer is a corporation duly organized and existing under the laws of the State of New Jersey, having an authorized capital stock of 70,000,000 shares, consisting of (a) 10,000,000 shares of preferred stock, no par value, none of which is presently issued and outstanding ("Preferred Stock"), and (b) 60,000,000 shares of common stock, no par value ("Common
Stock"), of which, at December 31, 1995, 14,709,408 shares were issued and outstanding and 2,657,006 shares were reserved for issuance upon exercise of options to purchase Common Stock ("Acquirer Options") which were either outstanding or authorized to be granted pursuant to plans or agreements authorized by the Acquirer's Board. Subsequent to December 31, 1995, the Board of Directors and shareholders of the Acquirer authorized the grant of options covering an additional 400,000 shares of Common Stock.

                  2. The Subsidiary is a wholly-owned subsidiary of the Acquirer organized for purposes of consummating the transaction contemplated hereby.

                  3. The Corporation is a corporation duly organized and existing under the laws of the State of California, having an authorized capital stock of 6,000,000 shares, consisting of (a) 1,000,000 shares of preferred stock, par value $.01 per share ("Corporation Preferred Stock"), and (b) 5,000,000 shares of common stock, par value $.01 per share ("Corporation Common Stock").

                  4. As of the date  hereof,  the  Corporation  has no shares of
Corporation Preferred Stock outstanding and 572,700 shares of Corporation Common Stock outstanding; 214,000 additional shares of Corporation Common Stock are reserved for issuance upon exercise of options to purchase Corporation Common Stock ("Corporation Options") which are outstanding pursuant to plans approved by the Corporation's Board of Directors. Immediately prior to the consummation of the merger described herein, a total of 14,330 shares of Corporation Common Stock will be repurchased by the Corporation pursuant to contractual arrangements providing for such repurchases in the event of certain business combinations such as the merger described herein.

                  5. The respective Boards of Directors of the Acquirer, the Subsidiary and the Corporation have determined that it is in the best interests of each corporation and its stockholders that the Corporation be merged with and into the Subsidiary, such merger (the "Merger") to be effected in accordance with the laws of the State of California in the manner and on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto hereby agree that the Corporation shall be merged with and into the Subsidiary and that the terms and conditions of such Merger and the mode of carrying the same into effect shall be as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms shall have the following meanings:

                  1.01 "1933 Act" shall mean the Securities Act of 1933, as amended.

                  1.02 "Affiliate" shall have the meaning ascribed to such term in Rule 405 promulgated by the SEC.

                  1.03 "Agreement" shall mean this Agreement and all of the exhibits, appendices and other documents attached hereto.

                  1.04     "Closing" shall  mean  the  closing  described   in
Article IX at which all certificates and other instruments and documents referred to in, or contemplated by, this Agreement shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a different time.

                  1.05     "Closing   Documents"  shall mean the   certificates,
instruments and documents required to be executed and delivered by this Agreement or executed and delivered pursuant to the Merger.

                  1.06 "Closing Price" shall mean the closing price of the Common Stock on the Nasdaq Stock Market on a given date or dates.

                  1.07 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.08 "Effective Time of the Merger" shall have the meaning ascribed to such term in Section 2.01.2.

                  1.09 "Escrow Agent" shall mean United Jersey Bank or such other bank having total assets in excess of $300 million as the Acquirer shall designate prior to the Effective Time of the Merger.

                  1.10     "Escrow  Consideration"  shall  have   the   meaning
ascribed to such term in Section 2.02.2.

                  1.11 "GAAP" shall mean generally accepted accounting principles, consistently applied.

                  1.12     "Initial Consideration"  shall  have  the   meaning
ascribed to such term in Section 2.02.1.

                  1.13 "Merger Consideration" shall mean the Initial Consideration, the Escrow Consideration to the extent distributable hereunder and the Option Cancellation Consideration to the extent distributable hereunder.

                  1.14 "Most Recent Balance Sheet Date" shall have the meaning ascribed to such term in Section 3.25.4.

                  1.15 "Option Cancellation Consideration" shall have the meaning ascribed to such term in Section 2.02.3.2.

                  1.16 "Optionee" shall mean any person who, at the Effective Time of the Merger, owns one or more Corporation Options.

                  1.17 "Representative" shall mean Michael J. Maier or such other individual as shall be designated as such from time to time after the Effective Time of the Merger by persons and entities owning, in the aggregate, a majority of the shares of Common Stock then being held in escrow by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement (as such term is defined in Section 2.02.2.2)

                  1.18  "SEC" shall mean the Securities and Exchange Commission.

                  1.19  "Stockholders"   shall  mean  those   persons  who  own
Corporation Securities (as such term is defined in Section 3.02.2) immediately prior to the Effective Time of the Merger.

                  1.20 "Transfer Agent" shall mean the Acquirer's transfer agent.


                                   ARTICLE II

                               THE PLAN OF MERGER

                  2.01 The Merger. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger and pursuant to the General Corporation Law of the State of California (the "GCL"), the Acquirer, the Subsidiary and the Corporation shall cause the following to occur:

                  2.01.1 The Surviving Corporation. The Corporation shall be merged with and into the Subsidiary, the latter of which shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of the Corporation shall cease at the Effective Time of the Merger, and thereupon the Subsidiary and the Corporation shall be a single corporation, the name of which shall be Dianatel Corporation. The Subsidiary, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of the Corporation in accordance with the GCL.

                  2.01.2 Merger Agreement. Upon completion of the Closing, an agreement of merger, in the form of the agreement annexed hereto as Appendix
2.01.2 or in such other form as shall be satisfactory to the Acquirer and the Corporation, in substance consistent in all respects with the terms of this Agreement, and properly executed in accordance with the GCL (the "Merger Agreement"), shall be filed with the Secretary of State of the State of California. The Merger shall become effective when the Merger Agreement is so filed. The date when the Merger shall become effective is referred to in this Agreement as the "Effective Time of the Merger".

                  2.01.3 Articles of Incorporation. The Articles of Incorporation of the Subsidiary shall be and remain the articles of incorporation of the Surviving Corporation until amended as provided by law, except that Article I of the Articles of Incorporation shall, upon the Merger becoming effective, read in its entirety as follows: "The name of the corporation is Dianatel Corporation".

                  2.01.4 By-Laws. The By-Laws of the Subsidiary shall be and remain the by-laws of the Surviving Corporation until amended as provided by law.

                  2.01.5 Directors. From and after the Effective Time of the Merger and until their respective successors shall be duly elected and qualified, the Board of Directors of the Surviving Corporation shall consist of each of the members of the Board of Directors of the Subsidiary immediately prior to the Effective Time of the Merger.

                  2.01.6 Officers. From and after the Effective Time of the Merger and until their respective successors shall be duly elected or appointed and qualified, the officers of the Surviving Corporation shall consist of each of the officers of the Subsidiary immediately prior to the Effective Time of the Merger.

                  2.02  Conversion of  Corporation  Common Stock.  Each share of
Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than treasury shares and Dissenting Shares as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time of the Merger into (i) the right to receive the Initial Consideration in accordance with
Section 2.02.1, (ii) the right to receive the Escrow Consideration in accordance with Section 2.02.2, to the extent that the Escrow Consideration is distributable hereunder, and (iii) the right to receive the Option Cancellation Consideration in accordance with Section 2.02.3, to the extent that the Acquirer is obligated to issue the Option Cancellation Consideration hereunder; provided however that, in any event, if between the date of this Agreement and the Effective Time of the Merger the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares. After the Effective Time of the Merger, all such shares of Corporation Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive the Merger Consideration. The holders of such certificates previously evidencing such shares of Corporation Common Stock outstanding immediately prior to the Effective Time of the Merger shall, as of the Effective Time of the Merger, cease to have any rights with respect to such shares of Corporation Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of Corporation Common Stock shall be exchanged for (i) certificates evidencing shares of Common Stock which are required to be issued pursuant to Section
2.02.1 and which may be  required to be issued  pursuant to Sections  2.02.2 and
2.02.3 and (ii) cash payable in accordance with Section 2.02.1, in each case to the extent (if any) applicable and only upon the surrender of such certificates in accordance with the provisions of Section 2.03, without interest. No fractional shares of Common Stock shall be issued, and, in lieu thereof, cash payments shall be made pursuant to Sections 2.02.1.9, 2.02.2.3 and 2.02.3.2. The Merger Consideration shall be calculable and issuable or payable as follows:

                  2.02.1 Initial Consideration. Each share of Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (excluding any treasury shares and Dissenting Shares) shall be converted into either (i) the right to receive 0.1212 shares of Common Stock (the "Per Share Stock Amount"), (ii) the right to receive $5.89 in cash, without interest (the "Per Share Cash Amount"), or (iii) the right to receive a combination of a fraction of a share of Common Stock and cash determined in accordance with this
Section 2.02.1 (such consideration described in clauses (i), (ii) and (iii) each being referred to as the "Initial Consideration"). The determination of the type of Initial Consideration to be issued or paid with respect to each such share of Corporation Common Stock shall be determined as follows:

                  2.02.1.1 Elections by Holders of Stock or Cash. Subject to the allocation and election procedures set forth in this Section 2.02.1, each record holder immediately prior to the Effective Time of the Merger of shares of Corporation Common Stock will be entitled (i) to elect to receive Initial Consideration in the form of cash for any or all of such shares (as to any such share of Corporation Common Stock, a "Cash Election"), (ii) to elect to receive Initial Consideration in the form of Common Stock for any or all of such shares (as to any of such shares of Corporation Common Stock, a "Stock Election"), or
(iii) to indicate that such record holder has no preference as to the receipt of Initial Consideration in the form of cash or Common Stock for any or all of such shares (as to any of such shares of Corporation Common Stock, a "Non-Election"). All such elections have been made on a form designed for that purpose and approved by the Corporation and the Acquirer (a "Form of Election"). Holders of record of shares of Corporation Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Share Fiduciary") may have submitted multiple Forms of Election, provided that each such Form of Election covers all the shares of Corporation Common Stock held by such Share Fiduciary for a particular beneficial owner. For the purpose of making any allocations required hereunder, holders of Dissenting Shares (as hereinafter defined in Section 2.10) shall be deemed to have made a Cash Election but shall not be allocated Common Stock under Section 2.02.1.3.

                  2.02.1.2 Maximum Cash Election Number. Subject to Section 2.02.1.8, the maximum number of shares of Corporation Common Stock to be converted into the right to receive the Per Share Cash Amount as the form of Initial Consideration in the Merger (the "Maximum Cash Election Number") shall be equal to 50% (the "Cash Percentage") of the number of shares of Corporation Common Stock outstanding immediately prior to the Effective Time of the Merger. There shall be no percentage limit on the number of shares of Corporation Common Stock to be converted into the right to receive Common Stock as the form of Initial Consideration in the Merger . The number of shares of Common Stock to be issued pursuant to this Section 2.02.1, prior to the operation of the provisions set forth in Section 2.02.1.8, is hereinafter referred to as the "Stock Number".

                  2.02.1.3  Oversubscription  for  Cash  Election.   Subject  to
Section 2.02.1.8, if the aggregate number of shares of Corporation Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Maximum Cash Election Number, each share of Corporation Common Stock covered by a Stock Election (the "Stock Election Shares") and each share of Corporation Common Stock covered by a Non-Election (the "Non-Election Shares") shall be converted into the right to receive 0.1212 shares of Common Stock, and the Cash Election Shares shall be converted into the right to receive Common Stock and cash in the following manner: each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a fraction of a share of Common Stock equal to the product of (x) 0.1212 and (y) a fraction equal to one minus the Cash Fraction.

                  2.02.1.4 No Oversubscription. Subject to Section 2.02.1.8, if the aggregate number of Cash Election Shares equals or is less than the Maximum Cash Election Number, then, for purposes of determining the Initial Consideration, (a) each Cash Election Share shall be converted into the right to receive the Per Share Cash Amount and (b) each Stock Election Share and each Non-Election Share shall be converted into the right to receive 0.1212 shares of Common Stock (i.e., the Per Share Stock Amount).

                  2.02.1.5 Procedures for Holders' Elections. Each of the holders of Corporation Common Stock have submitted to the Acquirer a Form of Election covering all of the shares of Corporation Common Stock which they own, accompanied by the certificates representing the shares of Corporation Common Stock as to which the election is being made. The Acquirer will have the discretion to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The decision of the Acquirer in such matters shall be conclusive and binding, provided that the Acquirer does not act unreasonably. The Acquirer will not be under any obligation to, but may (if it chooses to do so), notify any person of any defect in a Form of Election submitted to the Acquirer. The Acquirer shall also make all computations contemplated by this Section 2.02.1 and all such computations shall be conclusive and binding on the holders of Corporation Common Stock, provided that the Acquirer does not act unreasonably.

                  2.02.1.6 Non-Election. For purposes hereof, the term "Election Deadline" shall mean the time and date on which this Agreement is executed by the Corporation. If the Acquirer shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall, unless cured by the Election Deadline, be deemed to be of no force and effect and the shareholder or Share Fiduciary making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

                  2.02.1.7  Irrevocability.   All elections on Forms of Election
are irrevocable.

                  2.02.1.8 Decrease in Cash Percentage. In the event that the aggregate amount of cash to be paid pursuant to Sections 2.02.1.3 and 2.02.1.4 but for the operation of this Section 2.02.1.8 exceeds the amount (the "Aggregate Stock Value") equal to (x) the Stock Number (calculated as of the Election Deadline) multiplied by (y) the Closing Price as of the trading day immediately preceding the date on which the Election Deadline occurs, then the Maximum Cash Election Number shall be automatically decreased to the minimum extent necessary to assure that such aggregate amount of cash does not exceed the Aggregate Stock Value.

                  2.02.1.9 No Fractional Shares. No certificates or scrip evidencing fractional shares of Common Stock shall be issued as Initial
Consideration upon the surrender for exchange of Certificates (as defined herein) and fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of the Acquirer. Cash shall be paid in lieu of fractional shares of Common Stock otherwise issuable as Initial Consideration, based upon a valuation of $48.625 per whole share of Common Stock.

                  2.02.1.10 Delivery of the Initial Consideration. Promptly after the Effective Time of the Merger, the Acquirer shall (i) instruct the Transfer Agent to deliver to each Stockholder the number of whole shares of Common Stock which such Stockholder is entitled to receive as Initial Consideration and (ii) pay to each Stockholder by check the amount of cash which such Stockholder is entitled to receive as Initial Consideration.

                  2.02.1.11 Return of Shares. Except as otherwise provided in the Release and Payment Agreement described in Section 6.15, any shares of Common Stock delivered to the Transfer Agent pursuant to Section 2.02.1.10 which remains undistributed to the holders of Corporation Common Stock for two years after the Effective Time of the Merger shall be delivered to the Acquirer, upon demand, and any holders of Corporation Common Stock who have not theretofore complied with this Agreement shall thereafter look only to the Acquirer for the Initial Consideration to which they are entitled.

                  2.02.2 Escrow  Consideration.  The following  provisions shall
apply in  determining   the  extent (if  any) to which the Escrow Consideration
shall be delivered to the Stockholders:

                  2.02.2.1 Deposit With Escrow Agent. As of the Effective Time of the Merger, the Acquirer shall deposit, or shall cause to be deposited, with the Escrow Agent, for the benefit of the holders of shares of Corporation Common Stock, for exchange in accordance with this Agreement, through the Escrow Agent, certificates evidencing, on behalf of each Stockholder, a number of shares of Common Stock equal to (i) 0.0184 multiplied by (ii) the number of shares of Corporation Common Stock owned by such Stockholder immediately prior to the Effective Time of the Merger, rounded down to eliminate any fractional share to the nearest whole number (such certificates for shares of Common Stock, together with any distributions or dividends thereon, being referred to herein as the "Escrow Fund"). Promptly after the Effective Time of the Merger, the Acquirer shall pay each Stockholder by check an amount equal to $48.625 multiplied by such eliminated fractional share. As of the Effective Time of the Merger, the Acquirer shall also deliver to the Escrow Agent the stock powers delivered to the Acquirer pursuant to Section 6.13.

                  2.02.2.2 Escrow Agreement. The Escrow Fund shall be held as collateral for the Stockholders' indemnification obligations under Section 10.02 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form and substance of the escrow agreement set forth in Appendix 2.02.2.2 annexed hereto. The shares of Common Stock to be held in the Escrow Fund (the "Escrow Shares") will be represented by certificates issued in the names of the respective Stockholders and will be held by the Escrow Agent from the Effective Time of the Merger until the first annual anniversary of the Closing Date (the "Escrow Period"), subject to the provisions of the Escrow Agreement which provide for distributions of a portion of the Escrow Fund on the three, six and nine month anniversaries of the Closing Date. In the event that the Merger is approved by the Corporation's stockholders as provided herein, the Stockholders shall, without any further act of any Stockholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral for the Stockholders' indemnification obligations under Section 10.02 in the manner set forth in the Escrow Agreement, (ii) the appointment of the Representative as the representative of the Stockholders under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Stockholder (other than holders of Dissenting Shares), (iii) the taking by the Representative and the Representative's successors, if any, of any and all actions and the making of any and all decisions required or permitted to be taken by him or her under the Escrow Agreement (including, without limitation, the exercise of the power to: authorize delivery to the Acquirer of Escrow Shares in satisfaction of claims by the Acquirer; agree to, negotiate and enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 10.02; and take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing) and (iv) all of the other terms, conditions and limitations set forth in the Escrow Agreement.

                  2.02.2.3 Distributions of the Escrow Fund. To the extent that Escrow Shares are distributable to the Stockholders pursuant to the terms of the Escrow Agreement, each Stockholder shall receive a portion of such shares equal to the number of Escrow Shares to be distributed multiplied by a fraction, the numerator of which fraction shall equal the number of shares of Corporation Common Stock owned by such Stockholder immediately prior to the Effective Time of the Merger and the denominator of which fraction shall equal the aggregate number of shares of Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. Fractional shares shall not be distributed by the Escrow Agent. In lieu of fractional shares, the Escrow Agent shall round down to the nearest whole number the number of Escrow Shares to be delivered to each Stockholder and the Acquirer shall deliver to the Escrow Agent for delivery to each Stockholder the cash value of such fractional share, based on an assumed price of $48.625 for a whole share. For purposes of this Agreement, the term "Escrow Consideration" shall mean the aggregate number of Escrow Shares distributed to Stockholders pursuant to this Section 2.02.2 and pursuant to the Escrow Agreement divided by the number of shares of Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger.

                  2.02.3  Option Cancellation Consideration.

                  2.02.3.1 Obligation of the Acquirer. In the event that (i) during the period (the "Option Period") from the Effective Time of the Merger through one year from the date hereof, the Surviving Corporation terminates the employment of an Optionee as a direct result of a determination by the Surviving Corporation to discontinue the position theretofore occupied by such Optionee,
(ii) such determination does not result in whole or in substantial part from the malfeasance or misfeasance of such Optionee, (iii) such Optionee is not offered employment that extends to the end of the Option Period by any of (x) the Surviving Corporation, (y) the Acquirer or (z) any other affiliate of the Acquirer on terms of compensation that are substantially equivalent to such Optionee's current terms of compensation and (iv) as a result of the foregoing, any portion of such Optionee's New Options (as defined in Section 2.13) terminate before the end of the Option Period, then the Acquirer (which shall not elect to accelerate the vesting of any such Optionee's New Options to a date prior to the last day of the applicable Option Period) shall distribute in the aggregate to the Stockholders a number of shares of Common Stock having an aggregate "Market Value" (as defined herein) equal to the sum of the "Appreciated Amounts" (as defined herein) of each such terminated New Option which such Optionee is not given the right to exercise during the Option Period. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) The "Appreciated Amount" of an Optionee's New Option shall mean the number of shares of Common Stock covered by such New Option multiplied by the amount by which the Closing Price of a share of Common Stock on the date of such Optionee's termination of employment exceeds the exercise price of such New Option.

                  (b) The "Market Value" of a share of Common Stock distributed pursuant to this Section 2.02.3 shall equal the Closing Price of such share on the second business day prior to the distribution of such share pursuant to this Section 2.02.3.

                  2.02.3.2 Distribution to Stockholders. To the extent that shares of Common Stock are distributable to the Stockholders pursuant to the terms of this Section 2.02.3, each Stockholder shall receive a portion of such shares equal to the number of shares to be distributed multiplied by a fraction, the numerator of which fraction shall equal the number of shares of Corporation Common Stock owned by such Stockholder immediately prior to the Effective Time of the Merger and the denominator of which fraction shall equal the aggregate number of shares of Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger. Fractional shares shall not be distributed pursuant to this Section 2.02.3. In lieu of fractional shares, the Acquirer shall round down to the nearest whole number the number of shares to be delivered to each Stockholder and the Acquirer shall deliver to each Stockholder the cash value of such fractional shares, based on the Closing Price on the second business day prior to the date of distribution of such shares. For purposes of this Agreement, the term "Option Cancellation Consideration" shall mean the aggregate number of shares of Common Stock distributed to Stockholders pursuant to this Section 2.02.3 divided by the number of shares of Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the Merger.

                  2.03 Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Acquirer will instruct the Transfer Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger evidenced outstanding shares of Corporation Common Stock (other than Dissenting Shares) (the "Certificates"), other than Stockholders who have theretofore submitted their
Certificates to the Acquirer together with a Form of Election, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent and shall be in such form and have such other provisions as the Acquirer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Common Stock or cash. Upon surrender of all of a Stockholder's Certificates for cancellation to the Transfer Agent together with such letter of transmittal or Form of Election, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor upon consummation of the Merger (A) certificates (rounded down to the nearest whole number) evidencing the number of shares of Common Stock, if any, to which such holder is entitled as part of such holder's Initial Consideration in accordance with Section 2.02.1, (B) the cash, if any, which such holder has the right to receive as part of such holder's Initial Consideration in accordance with
Section 2.02.1, (C) cash in lieu of fractional shares of Common Stock to which such holder may be entitled pursuant to Section 2.02.1.9, (D) any dividends or other distributions to which such holder is entitled pursuant to Section 2.04 and (E) to the extent that any shares of Common Stock are distributed pursuant to Sections 2.02.2 or 2.02.3, certificates (to be distributed at the times described in Section 2.02.2, the Escrow Agreement and Section 2.02.3) evidencing the number of shares of Common Stock to which such holder is entitled as part of such holder's Escrow Consideration in accordance with Section 2.02.2 and Option Cancellation Consideration in accordance with Section 2.02.3, and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Corporation Common Stock which is not registered in the transfer records of the Corporation, a certificate evidencing the proper number of shares of Common Stock and/or cash may be issued and/or paid in accordance with this Agreement to a transferee if the Certificate evidencing such shares of Corporation Common Stock is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed at any time after the Effective Time of the Merger to evidence only the right to receive upon such surrender the applicable type and amount of the Merger Consideration.

                  2.04  Distributions  with  Respect  to  Unexchanged  Shares of
Common Stock. No dividends or other distributions declared or made after the Effective Time of the Merger with respect to Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to any shares of Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate to the Acquirer or the Transfer Agent. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Common Stock to which such holder may have been entitled pursuant to this Agreement and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such shares of Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time of the Merger but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of Common Stock. No interest shall be paid on the Merger Consideration.

                  2.05 No Further Rights in Corporation Common Stock. All shares of Common Stock issued and cash paid upon conversion of the shares of Corporation Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Corporation Common Stock.

                  2.06 No Liability. The Acquirer shall not be liable to any holder of shares of Corporation Common Stock for any shares of Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.07 Withholding Rights. The Acquirer shall be entitled to deduct and withhold, or cause the Transfer Agent or Escrow Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Corporation Common Stock the minimum amounts (if any) that the Acquirer is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquirer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Corporation Common Stock in respect of which such deduction and withholding was made by the Acquirer.

                  2.08 Treasury Shares. Each share of Corporation Common Stock held in the treasury of the Corporation shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect hereto.

                  2.09 Stock Transfer Books. At the Effective Time of the Merger, the stock transfer books of the Corporation shall be closed and there shall be no further registration of transfers of shares of Corporation Common Stock thereafter on the records of the Corporation. On or after the Effective Time of the Merger, any Certificates presented to the Transfer Agent or the Acquirer for any reason shall be converted into the right to receive the Merger Consideration.

                  2.10 Dissenting Shares. Subject to Article VI, any holder of Corporation Common Stock shall have the right to dissent in the manner provided in Chapter 13 of the GCL and if all necessary requirements of Chapter 13 of the GCL are met, holders of such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of Chapter 13 of the GCL ("Dissenting Shares"), provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw his demand for appraisal of such shares within 60 days of the Effective Time of the Merger, or, with the written consent of the Surviving Corporation, any time thereafter, or (ii) if any holder fails to follow the procedures for establishing his entitlement to appraisal rights as provided in such Chapter 13 of the GCL, or (iii) if within the time periods specified in Chapter 13 of the GCL, any holder or holders of the Dissenting Shares fails to institute a judicial proceeding to determine the rights of the holders of Dissenting Shares and to fix the fair value of the Dissenting Shares, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time of the Merger, the Merger Consideration. If such event occurs at or prior to the Election Deadline, the holder may make an election under Section 2.02.1.1; if such event occurs after the Election Deadline, such holder's shares of Corporation Common Stock shall be deemed to be Non-Election Shares.

                  2.11 Common Stock. The shares of Common Stock outstanding or held in treasury immediately prior to the Effective Time of the Merger shall not be affected by the Merger.

                  2.12 Transfer Agent. The Transfer Agent shall act as the exchange agent for the Stockholders to deliver to the Stockholders the shares of Common Stock to which they are entitled as part of the Initial Consideration. Adoption of this Agreement by the Corporation's stockholders shall constitute ratification of the appointment of the Transfer Agent as exchange agent.

                  2.13 Corporation Stock Options. At the Effective Time of the Merger, all Corporation Options which are outstanding and unexercised immediately prior to the Effective Time of the Merger (the "Prior Options") shall be converted automatically into options to purchase shares of Common Stock (the "New Options"), in accordance with the terms of such options, appropriately adjusted (as to both number of shares and exercise price) as follows:

                  (a) the number of shares of Common Stock covered by each New Option shall equal the number of shares of Corporation Common Stock covered by the applicable Prior Option immediately prior to the Effective Time of the Merger, multiplied by 0.1396 and rounded down to the nearest whole number;

                  (b) the per share exercise price for each New Option shall equal the per share exercise price under the applicable Prior Option immediately prior to the Effective Time of the Merger, divided by 0.1396 and rounded down to the nearest penny; and

                  (c) in all other respects, the terms of the New Options shall be identical to the terms of the Prior Options.

Notwithstanding the foregoing, in the case of any option which is intended to be an incentive stock option under the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with Section 424(a) of the Code.

                  2.14 Further Assurances. The Corporation agrees that if, at any time before or after the Effective Time of the Merger, the Acquirer determines or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of the Corporation, then the Acquirer and the Surviving Corporation and their respective proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of the Corporation or otherwise.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

                  The Corporation hereby represents and warrants to the Acquirer and the Subsidiary as follows:

                  3.01     Organization.

                  3.01.1 The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and franchises to own its property, conduct the businesses in which it is engaged and execute, deliver and perform this Agreement.

                  3.01.2 True and complete copies of the Corporation's certificate of incorporation and by-laws, in each case as amended, stock transfer records, and agreements, if any, among some or all of the stockholders of the Corporation are set forth in Appendix 3.01.2 annexed hereto. The Corporation has furnished to the Acquirer's counsel true and complete copies of the Corporation's Board and stockholder minutes for the past five years or since the Corporation's inception (if less than five years ago).

                  3.02 Capitalization; Options and Convertible Securities; Funded Debt.

                  3.02.1 The Corporation has authorized capital stock consisting of 6,000,000 shares, of which 1,000,000 shares are Corporation Preferred Stock and 5,000,000 shares are Corporation Common Stock. No shares of Corporation Preferred Stock are outstanding, a total of 572,700 shares of Corporation Common Stock are outstanding (prior to any repurchase contemplated by Section 6.14 and 214,000 additional shares of Corporation Common Stock are reserved for issuance upon exercise of outstanding stock options. Except as set forth in Appendix 3.02.1, all of the Corporation's outstanding shares of capital stock have been validly issued, are fully paid and are nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  3.02.2  Except  as  otherwise  indicated  on  Appendix  3.02.2 annexed hereto, the Corporation does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Corporation to issue, or to transfer from treasury, any shares of its capital stock of any class or kind, or securities convertible thereinto, or any agreements restricting transfer of any securities of the Corporation ("Corporation Securities") or granting rights of first refusal with respect to any Corporation Securities. All outstanding options granted by the Corporation were granted under the plans set forth in Appendix 3.02.2 annexed hereto and were granted pursuant to the stock option grant forms set forth in Appendix
3.02.2  annexed  hereto.  No  persons  who are now  holders  of the  Corporation
Securities,  and no persons  who  previously  were  holders  of the  Corporation
Securities, are or ever were entitled to statutory or contractual pre-emptive rights. The Corporation has no shares of capital stock in its treasury. No shares of capital stock of the Corporation were ever issued by the Corporation or transferred by any stockholder in violation of any right of first refusal known to the Corporation.

                  3.02.3 Appendix 3.02.3 annexed hereto contains a list of the Corporation's outstanding stock options, setting forth the name of the option holder, the date of grant or grants, the exercise price or prices, and the vesting schedule or schedules. All such options are incentive options.

                  3.02.4 Except as set forth in Appendix 3.02.4 annexed hereto, the Corporation and the "Corporation Subsidiaries" (as defined herein) have no term or funded debt or bank loans. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Corporation or any of the Corporation Subsidiaries, which has not been cured or waived, under any agreement or other instrument relating to such term or funded debt or bank loans. There have been no waivers of defaults executed or delivered by financial institutions to the Corporation or any of the Corporation Subsidiaries since January 1, 1990. True and complete copies of all agreements with respect to the debt and loans referenced in this Section 3.02.4 have been furnished to the Acquirer's counsel.

                  3.03     Subsidiaries; Acquisitions; Dispositions.

                  3.03.1 Except for its ownership of less than five percent (5%) of the outstanding capital stock of SPE Microsystems, Inc. (which, notwithstanding any provision to the contrary set forth herein, shall not be deemed to constitute a "Corporation Subsidiary"), the Corporation does not directly or indirectly have any investment in, own or otherwise control any corporation, partnership, limited liability company, joint venture or other entity except for the entities listed on Appendix 3.03.1 annexed hereto (collectively, the "Corporation Subsidiaries"). To the best of the Corporation's knowledge, no events have occurred that would indicate that there has been a permanent diminution in the value of the Corporation's investment in SPE Microsystems, Inc.


                  3.03.2 Appendix 3.03.2 annexed hereto lists the name of each business whose capital stock was acquired, or whose assets were acquired in bulk, by the Corporation or any of the Corporation Subsidiaries since the date of its incorporation, together with true and copies of all agreements providing for such acquisitions. The merger described in the merger agreement between the Corporation and Fastlane Communications, Inc., dated as of June 17, 1994, was abandoned without any liability to or obligation of the Corporation remaining in effect on the date hereof; such agreement has been terminated and such merger was never consummated.

                  3.03.3 Appendix 3.03.3 annexed hereto lists each business entity disposed of by the Corporation or any of the Corporation Subsidiaries since the date of its incorporation, together with true and complete copies of all agreements providing for such dispositions.

                  3.04 Foreign Qualifications. Appendix 3.04 annexed hereto identifies all jurisdictions in which the Corporation or any of the Corporation Subsidiaries are required to be qualified to do business as a foreign corporation, together with true and complete copies of certificates establishing their authorization to do so.

                  3.05 Other Business Names. Appendix 3.05 annexed hereto is a complete list of the business names used by the Corporation, any of the Corporation Subsidiaries and their respective predecessors and by any companies acquired by or merged into any of them subsequent to their respective dates of incorporation.

                  3.06 Owned Real Estate. The Corporation and the Corporation Subsidiaries do not own any real estate.

                  3.07  Leased Real Estate.

                  3.07.1 Appendix 3.07.1 annexed hereto contains the name of the landlord of each building or portion of a building leased (or subleased) by the Corporation or any of the Corporation Subsidiaries and describes the date of the lease (or sublease) for each of the premises leased (or subleased) by the Corporation or any of the Corporation Subsidiaries. A true and complete copy of each such lease (or sublease), as amended, has been delivered to the Acquirer's counsel. The Corporation and the Corporation Subsidiaries are not in default in any material respect under any such lease (or sublease) and the Corporation is not aware of any facts which, with notice and/or the passage of time, would constitute such a default. Each such leased (or subleased) building, or portion thereof, is in satisfactory condition, normal wear and tear excepted. To the best of the Corporation's knowledge, the roof, exterior walls, and all other structural components of each such leased (or subleased) building are in a condition which is sufficient for the Corporation's purposes; the Corporation and the Corporation Subsidiaries have performed all periodic maintenance which they have been required to perform under applicable lease (or sublease) provisions, and have not deferred any such maintenance; and the heating, air conditioning, plumbing and electrical systems of each leased (or subleased) building are in good operating order, ordinary wear and tear excepted.

                  3.07.2 Except as otherwise indicated on Appendix 3.07.2 annexed hereto, the Merger is not deemed by any of the leases (or subleases) described therein to be an assignment requiring landlord consent or any prior notice, or such consent has been obtained or such prior notice has been given, or such consent or prior notice is otherwise not required.

                  3.07.3 There are no subtenants of the Corporation or any of the Corporation Subsidiaries under any of the Corporation's real estate leases or any of the real estate leases of any of the Corporation Subsidiaries.

                  3.08 Tangible Personal Property. Appendix 3.08 annexed hereto identifies all items, initially valued at more than $500 and having an initial estimated useful life of more than one year, of machinery, motor vehicles, computer equipment, furniture, fixtures, leasehold improvements, and all other tangible personal property owned by, in the possession of, or used (and, in the case of assets which are not owned by the Corporation or any Corporation Subsidiary, identified as such) by the Corporation or any of the Corporation Subsidiaries in connection with their business on the date hereof. Such Appendix provides the date and cost of acquisition of each such asset. The Corporation does not lease any such property.

                  3.09 Condition of Assets. All personal property owned by the Corporation or any of the Corporation Subsidiaries or leased or otherwise used by the Corporation or any of the Corporation Subsidiaries in such entity's businesses is, in all material respects, in good condition, normal wear and tear excepted, and in good operating order

                  3.10     Intangible Property; Infringement Claims.

                  3.10.1 Appendix 3.10.1 annexed hereto contains a true and complete list of all intangible personal property owned or used by the Corporation or any of the Corporation Subsidiaries, including but not limited to all computer software (other than software that is widely available on a commercial basis for purchase by the general public) and firmware, distributorship, franchise, or license agreements (whether the Corporation or any of the Corporation Subsidiaries is the grantor or grantee of such distributorship, franchise or license), patents, patent applications, inventions, trademarks, trademark applications, copyrights that have been registered and trade names (collectively, the "Intangibles"). True and complete copies of all written instruments which evidence such intangible personal property have been delivered to the Acquirer. The Corporation or a Corporation Subsidiary is the sole and exclusive owner of each of said items of intangible personal property; there are no claims or demands against the Corporation or any of the Corporation Subsidiaries with respect to any of such items of intangible personal property, and no proceedings have been instituted, are pending, or to the knowledge of the Corporation have been threatened to terminate or cancel any such agreements or which challenge the right of the Corporation or any of the Corporation Subsidiaries with respect to any of such assets; and there are no facts known to the Corporation which make it likely that any such agreement will not be renewed at its next expiration date. No person (other than the Corporation and the Corporation Subsidiaries) owns any computer software or firmware, patent, patent application, trademark, trademark application, trade name, or copyright used by the Corporation or any of the Corporation Subsidiaries The Corporation has the unrestricted right to use and transfer to the Surviving Corporation, free from any rights or claims of others, all trade secrets, customer lists and other Intangibles which it has used or which it is now using in connection with the sale of any and all products or services which have been or are being sold by it.

                  3.10.2 To the best of the Corporation's knowledge, no part of the business carried on by the Corporation or any of the Corporation
Subsidiaries infringes the patent, trademark, trade names, trade secret, copyright, or other intellectual property rights of any other person. Except as set forth in Appendix 3.10.2 annexed hereto, the Corporation and the Corporation Subsidiaries have not been notified that any third-party claims that the Corporation or any Corporation Subsidiary has effected any such infringement; and there are no facts known to the Corporation which might reasonably serve as the basis, in whole or in part, of any such claim.

                  3.11   Trade Accounts Receivable; Inventory; Products

                  3.11.1 Except as indicated on Appendix 3.11.1 annexed hereto, all trade accounts receivable of the Corporation and the Corporation Subsidiaries have originated in the ordinary course of its business, are valid and fully collectible and not subject to any defense, counterclaim or setoff. Except as indicated on Appendix 3.11.1 annexed hereto, no trade accounts receivable of the Corporation or of any of the Corporation Subsidiaries have been factored and payment for all sales is due within 30 days or less after the date of shipment.

                  3.11.2 The Corporation and the Corporation Subsidiaries have no security agreements with their account debtors.

                  3.11.3 All inventory in the possession of the Corporation and the Corporation Subsidiaries is owned by the Corporation or a Corporation Subsidiary and is recorded on its books and records in a manner consistent with past practices. Appendix 3.11.3 annexed hereto describes the method by which the Corporation's inventory has been reflected in the Corporation's books and records. No inventory in the possession of the Corporation or any of the
Corporation Subsidiaries has been consigned to the Corporation or any Corporation Subsidiary, consists of items billed to customers or represents items for which the related liability has not been recorded.

                  3.11.4 The products listed in Schedule A annexed to the Covenant Against Competition set forth in Appendix 6.07A annexed hereto and the products described in the brochure set forth in Schedule B annexed to such Covenant Against Competition represent all of the products that the Corporation has announced, developed, manufactured, assembled, marketed or sold since it commenced operations. Other than the products so listed or so described, there are no products which the Corporation intends to announce, develop, manufacture, assemble, market or sell during the 1996 and/or 1997 calendar years. It is understood that the Acquirer has relied upon this representation in determining the scope of the Covenants Against Competition to be delivered pursuant to
Section 6.07.

                  3.12 Stockholders; Title to Stock. Appendix 3.12 annexed hereto contains a complete list of the names and residence addresses of all of the Corporation's stockholders and the number of shares of Corporation Securities owned by each of them. To the best of the Corporation's knowledge and except with respect to the operation of community property laws, each of the persons listed on Appendix 3.12 annexed hereto is the sole record and beneficial owner of the shares of Corporation Securities listed on that Appendix, owns those shares of Corporation Securities free and clear of any security interests, liens, encumbrances or claims, and has the right to vote the Corporation Securities in favor of the Merger without the consent of any other person.

                  3.13 Title to Assets. Except as set forth in Appendix 3.13, each of the Corporation and the Corporation Subsidiaries has good and marketable title in and to all of its property reflected in the balance sheet provided in Appendix 3.25.1 (the "Most Recent Balance Sheet") annexed hereto plus all assets purchased by the Corporation and the Corporation Subsidiaries since the Most Recent Balance Sheet Date (less all assets which the Corporation or any of the Corporation Subsidiaries have disposed of in the ordinary course of business since the Most Recent Balance Sheet Date), which property is free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except as described in the next sentence hereof. Except for security interests granted by the Corporation to Gary Maier and Pat McGuire (which security interests are fully described in certain financing statements, copies of which are set forth in such Appendix 3.13 and which are hereinafter referred to as the "Financing Statements"), the only liens or security interests which exist and, at the Closing, will exist on the Corporation's assets are those which either (a) secure liabilities disclosed in the Most Recent Balance Sheet, (b) secure the ownership interests of lessors of equipment used by the Corporation or any of the Corporation Subsidiaries and are disclosed in Appendices 3.08 or 3.13 annexed hereto or (c) are liens for current taxes or assessments not yet due and delinquent.

                  3.14     Material Contracts and Other Matters

                  3.14.1 Appendix 3.14.1 annexed hereto identifies the following contracts, leases and other contractual obligations to which the Corporation or any of the Corporation Subsidiaries are currently a party or by which the
Corporation or any of the Corporation Subsidiaries is currently bound: (i) contracts with or loans to any of the stockholders, officers, directors, employees, agents, consultants, advisors, salesmen, distributors or sales representatives of the Corporation or any of the Corporation Subsidiaries; (ii) any employment or consulting contracts with, or covenants against competition or confidentiality agreements by, any present or former employees of the Corporation or any Corporation Subsidiaries; (iii) any collective bargaining agreement; (iv) contracts with suppliers other than purchase orders in the ordinary course of business; (v) contracts with customers other than purchase orders in the ordinary course of business; (vi) leases as lessor of real estate or equipment; (vii) deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any of the assets of the Corporation or any of the Corporation Subsidiaries are subject to a lien, encumbrance, charge or other restriction; (viii) agreements relating to loans or lines of credit; (ix) contracts restricting the Corporation or any Corporation Subsidiary from doing business in any areas or in any way limiting competition; (x) contracts calling for aggregate payments by the Corporation or any Corporation Subsidiary in excess of $1,500 per month or $18,000 per year and which are not terminable without cost or liability on notice of 90 days or less; (xi) contracts providing for the installation or maintenance of equipment purchased or leased by the Corporation or any Corporation Subsidiary and requiring payment by the Corporation or any Corporation Subsidiary of more than $1,500 per month; (xii) any marketing alliance, strategic alliance, joint venture, partnership or limited partnership agreement; (xiii) guarantees by the Corporation or any Corporation Subsidiary of the obligations of any other party except those resulting from the endorsement of customer checks deposited by the Corporation or any Corporation Subsidiary for collection; (xiv) contracts requiring the Corporation or any Corporation Subsidiary to perform services for others or requiring services to be performed for the Corporation or any Corporation Subsidiary over a period in excess of 90 days from the date of such contract;
(xv) contracts restricting the transfer or voting of Corporation Securities (other than restrictions imposed pursuant to option plans set forth in Appendix 3.02.2); (xvi) escrow arrangements of any sort; (xvii) contracts with others to manipulate or assemble products ; (xviii) contracts to manufacture products for others on a private label or custom basis; (xix) contracts or arrangements pursuant to which the Corporation or any Corporation Subsidiary has agreed to indemnify, hold harmless or defend any person or entity; (xx) any other material contract, lease or obligation; and (xxi) all commitments to enter into any of the types of contracts, leases or obligations described in this Section 3.14. The Corporation and the Corporation Subsidiaries have, in all respects, performed all material obligations required on their part to be performed to date under any of such contracts, leases or other commitments to which they are a party or otherwise bound and no default has occurred thereunder (or will occur thereunder upon the giving of notice or the passage of time or both) which could have an adverse effect upon the business or financial condition of or impose a liability upon the Corporation or any of the Corporation Subsidiaries. To the best of the Corporation's knowledge, all parties to such contracts and leases with the Corporation or any of the Corporation Subsidiaries are in substantial compliance therewith and no event has occurred which, through the giving of notice or the passage of time or both, would cause or constitute a material default under any such contract or lease or would cause the acceleration of any obligation of any party thereto.

                  3.14.2 No purchase commitment of the Corporation or any Corporation Subsidiary (other than with respect to occasional purchases of components that are typically included within kits purchased by the Corporation) is substantially in excess of the normal, ordinary, and usual requirements of the Corporation's business or was made at any price substantially in excess of the then current market price, or contains terms and conditions significantly more onerous than those which are usual and customary in the Corporation's industry.

                  3.14.3 Except as set forth in Appendix 3.14.3 annexed hereto, the Corporation and the Corporation Subsidiaries have no outstanding bids, sale proposals, contracts, or unfilled orders quoting prices which reflect discounts other than commercially reasonable discounts given in the ordinary course of business.

                  3.14.4 True and complete copies of the contracts (or, in the case of standardized customer contracts, the form of such contracts) and leases listed or referred to on Appendix 3.14.1 annexed hereto and in any other Appendix annexed hereto have been provided to Acquirer's counsel. The Corporation has required substantially all of its customers to execute a standardized customer contract. To the best of the Corporation's knowledge, there are no substantial variations among such contracts.

                  3.14.5 No employment contract, severance agreement, stock option, consulting agreement, covenant against competition or other agreement, separately or in the aggregate, to which the Corporation or any Corporation Subsidiary is a party has resulted or is likely to result (as a result of the Merger or otherwise) in the payment of "Excess Parachute Payments" within the meaning of Section 280G of the Code.

                  3.14.6 Except as described in Appendix 3.14.6 annexed hereto and except for failures to obtain consent or give prior notice which would not, in the aggregate, be material to the Corporation, none of the agreements referenced in Section 3.14.1 or any other agreement of the Corporation or any of the Corporation Subsidiaries requires the consent of or prior notice to any third-party in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, or such consent has been obtained or such prior notice has been given.

                  3.14.7 For the past two years, the Corporation has not sold any products designed to test ISDN circuits.

                  3.15     Customers and Suppliers.

                  3.15.1 Appendix 3.15.1 annexed hereto lists all customers, or groups of related customers, which purchased goods and services from the Corporation and the Corporation Subsidiaries during fiscal 1995 and at least the first six months of fiscal 1996, the total value of business transacted with such customers during fiscal 1995 and at least the first six months of fiscal 1996 by the Corporation and the Corporation Subsidiaries, and any pricing policies other than standard pricing policies currently in effect with respect to each customer listed on that Appendix and other than a specific discount granted to Rockwell International.

                  3.15.2 Appendix 3.15.2 annexed hereto lists all suppliers from whom the Corporation or any of the Corporation Subsidiaries purchased goods and services of more than $5,000 during fiscal 1995 or during at least the first six months of fiscal 1996 and the total value of business transacted by the Corporation and the Corporation Subsidiaries with such suppliers during fiscal 1995 and at least the first six months of fiscal 1996.

                  3.15.3 Except as listed on Appendix 3.15.3 annexed hereto, none of the top twenty (by revenues) customers listed on Appendix 3.15.1, none of the top twenty (by expenses) suppliers listed on Appendix 3.15.2 and none of the marketing alliance partners or strategic alliance partners referred to in agreements listed on Appendix 3.14.1 have, since January 1, 1995, terminated or changed significantly their relationships with the Corporation or any of the Corporation Subsidiaries or advised the Corporation that they intend to terminate or change significantly their relationships with the Corporation or any of the Corporation Subsidiaries on and after the Closing Date, except as disclosed on Appendix 3.15.3. The Corporation, having been advised by the Acquirer that the Acquirer does not foresee a material loss of customer orders resulting from the Merger, does not foresee a material loss of customer orders resulting from the Merger,

                  3.15.4 Appendix 3.15.4 annexed hereto describes the Corporation's and each Corporation Subsidiary's warranty policy presently in effect and each previous warranty policy utilized by the Corporation or any Corporation Subsidiary within the last three years.

                  3.16 Transactions With Directors, Officers and Affiliates. Except as listed on Appendix 3.16 annexed hereto, there have been no transactions outside of the ordinary course of business during the last three years between the Corporation or any of the Corporation Subsidiaries and Renegade C Software, Inc., or any director, officer, employee, stockholder or Affiliate of the Corporation or any Corporation Subsidiary, and each transaction listed in such Appendix has been on terms no less favorable to the Corporation or any Corporation Subsidiary than those which could have been obtained at the time from bona fide third parties. To the best knowledge of the Corporation, during fiscal 1995 and fiscal 1996, none of the officers, directors or employees of the Corporation or any of the Corporation Subsidiaries or any spouse or relative of any such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which, during such period, has been a significant supplier, customer or sales agent of the Corporation or any of the Corporation Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Corporation or any of the Corporation Subsidiaries, except as disclosed on Appendix 3.16 annexed hereto. Except as listed on Appendix 3.16 annexed hereto, the Corporation and the Corporation Subsidiaries are not indebted to nor a creditor of any shareholder of the Corporation or of any relative of any such shareholder except for accrued wages and salaries.

                  3.17     Current Employees and Employment Practices.

                  3.17.1 Annexed hereto as Appendix 3.17.1 is a list, as of the date hereof, showing the names of all employees of the Corporation and the Corporation Subsidiaries, their original dates of employment, their job titles and their hourly rates.

                  3.17.2 Except as indicated on Appendix 3.17.2 annexed hereto, all employees of the Corporation and the Corporation Subsidiaries are employees at will who may be terminated by the Corporation at any time with no obligation to make any payment except wages to the date of termination.

                  3.17.3 The Corporation and the Corporation Subsidiaries are in compliance in all material respects with all federal and state laws respecting employment, wages and hours. Such entities have not engaged in any discriminatory hiring or employment practices or any unfair labor practices nor have any employment discrimination or unfair labor practice complaints against such entities been filed, or, to the knowledge of the Corporation, been threatened to be filed, with any federal or state agency having jurisdiction over the labor matters of the Corporation and the Corporation Subsidiaries. To the best knowledge of the Corporation, the Corporation and the Corporation Subsidiaries have not been threatened by any former employee with any suit alleging wrongful termination. The Corporation has no knowledge of facts which might form a basis for any complaint or suit of a type described in this Section
3.17.3 which, if commenced, could potentially have a material adverse effect on the Corporation. The Corporation and the Corporation Subsidiaries do not employ any alien who does not have a valid permit to work in the United States of America.

                  3.17.4 Appendix 3.17.4 annexed hereto lists all employees who left the employ of the Corporation or any of the Corporation Subsidiaries voluntarily or were terminated on or after January 1, 1994, and, to the extent known to the Corporation, the reasons such persons left the employ of the Corporation or any of the Corporation Subsidiaries.

                  3.17.5 No current employee of the Corporation or any of the Corporation Subsidiaries is bound by any previous non-competition agreement (other than agreements given to the Corporation) and no employee, in his or her capacity as an agent of the Corporation, has violated a confidentiality agreement or non-compete agreement with an unrelated entity.

                  3.18     Employment.

                  3.18.1 Appendix 3.18.1 annexed hereto contains a true and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives and salary, wage or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus plans, deferred compensation plans, incentive compensation plans, stock purchase plans, supplemental retirement plans, severance or termination pay plans, stock option plans, hospitalization plans, medical plans, life insurance plans, dental plans, disability plans, cafeteria plans, dependent care plans, tuition reimbursement plans, educational assistance plans, salary continuation plans, vacation plans, supplemental unemployment benefit plans, collective bargaining agreements, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement (each a "Benefit Plan") maintained, contributed to, or required to be contributed to by the Corporation or any Corporation Subsidiary with respect to any current or former employees, directors, officers, agents or consultants of the Corporation or any Corporation Subsidiary, or for which the Corporation or any Corporation Subsidiary may be responsible or with respect to which it may have any liability, whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), and whether legally binding or not, that involves the payment by the Corporation or any Corporation Subsidiary of an annual amount of more than $1,000 in the aggregate.

                  3.18.2 The Corporation has delivered to the Acquirer's counsel true and complete copies of all documents embodying or relating to the Benefit Plans and of all employee handbooks utilized by the Corporation or any of the Corporation Subsidiaries within the past five years. Each of the Benefit Plans listed in Appendix 3.18.1 annexed hereto is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Code, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and all other laws applicable to the Benefit Plans.

                  3.18.3 Each Corporation "employee pension benefit plan" as defined in ss.3(2) of ERISA (each a "Pension Plan") which is intended to meet the requirements of Section 401(a) of the Code now meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan. Except as set forth in Appendix 3.18.3 annexed hereto, the Internal Revenue Service has issued a favorable determination letter with respect to the qualification under the Code (including without limitation the Tax Reform Act of 1986) of each Pension Plan (true and complete copies of which have been delivered to the Acquirer's counsel) and the Internal Revenue Service has not taken any action to revoke any such letter.

                  3.18.4 Each fiduciary and every plan official of each Benefit Plan is bonded to the extent required by Section 412 of ERISA. The Corporation and the Corporation Subsidiaries have not maintained, contributed to or been required to contribute to (i) any Pension Plan under which more than one employer makes contributions (as defined in Section 4064(a) of ERISA) or (ii) a "multiemployer plan" as defined in Section 3(37)(A) and (D) of ERISA, nor have they withdrawn from any Pension Plan as a "substantial employer" as defined in
Section 4001(a)(2) of ERISA so as to become subject to the provisions of Section 4063 of ERISA, or ceased operations at any facility so as to become subject to the provisions of Section 4062 of ERISA. Those sections of all annual reports heretofore filed with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation by or on behalf of every Benefit Plan which were required to be certified were certified without qualification by the accountants or actuaries of such Benefit Plan. By their terms, each of the Benefit Plans can be amended, terminated or otherwise discontinued after the Closing Date without liability to the Corporation, any Corporation Subsidiary or the Surviving Corporation.

                  3.18.5 Except as set forth in Appendix 3.18.5 annexed hereto, the execution and performance of the transactions contemplated by this Agreement will not constitute an event under any Benefit Plan or individual agreement that will or will likely result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any current or former employee, officer, consultant, agent or director of the Corporation or any Corporation Subsidiary.

                  3.18.6 Long-term disability benefits for any employee of the Corporation and each Corporation Subsidiary who has become disabled (including without limitation any individual who is disabled but has not satisfied any applicable waiting period) and death benefits for any employee of the
Corporation and each Corporation Subsidiary who has died are described in Appendix 3.18.6 annexed hereto and are fully insured in amounts and with insurance companies described in Appendix 3.18.6 annexed hereto.

                  3.18.7 Except as set forth in Appendix 3.18.7 annexed hereto, each group health plan (within the meaning of Section 5000(b)(1) of the Code) maintained by the Corporation or any of the Corporation Subsidiaries has been administered in substantial compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as provided under Section 4980B of the Code and any regulations promulgated or proposed under the Code. Except to the minimum extent required by COBRA, the Corporation and the Corporation Subsidiaries have never maintained, sponsored or contributed to any plan or program or arrangement providing post-termination employment, health, dental, disability or life insurance benefits with respect to current or former employees, officers, consultants, agents or directors and/or their spouses or dependents.

                  3.18.8 The Corporation and the Corporation Subsidiaries have made all contributions required to be made to each Benefit Plan under the terms of the plan and applicable law. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Benefit Plan which could subject any Benefit Plan or any related trust, the Corporation, any Corporation Subsidiary, the Surviving Corporation or any director or employee of any of them to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) or 502(1) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise.

                  3.18.9 The Corporation or the plan "administrator" (as defined in Section 3(16) of ERISA) of each Benefit Plan has timely filed all ERISA and Code required reporting and disclosure forms, including, but not limited to, the Form 5500 series, with the appropriate government agencies, with respect to every Benefit Plan required to file such forms.

                  3.19 Insurance. Appendix 3.19 annexed hereto lists all insurance policies which the Corporation and the Corporation Subsidiaries currently have in effect and had in effect during the last three years. Such Appendix lists, for each such policy, the name of the carrier, the policy number, the policy period, the basic coverage afforded, the amount of coverage and any claims made thereunder. True and complete copies of said policies, including without limitation all endorsements, have been delivered to the Acquirer's counsel. The Corporation is not in breach of any representation that it has made to any third-party with respect to insurance to be maintained by the Corporation, whether or not such insurance is required to be maintained for the benefit of any third-party.

                  3.20 Licenses and Permits. The Corporation, the Corporation Subsidiaries and their employees and agents have all certifications, licenses, permits, orders, approvals and authorizations ("Confirmations") required for the conduct of the businesses of such entities as presently conducted (except for Confirmations which, if not obtained, would not result in a material adverse impact upon the Corporation). The Corporation and the Corporation Subsidiaries have the United States Federal Communications Commission certifications and Canadian Department of Communications certifications listed on Appendix 3.20 annexed hereto. All such certifications are currently in effect. The Corporation and the Corporation Subsidiaries are acting within the terms of such certifications, licenses, permits, orders, approvals and authorizations. To the best knowledge of the Corporation, no suspension or cancellation of any such certifications, licenses, permits, orders, approvals and authorizations has been threatened or has occurred within the past five years.

                  3.21 Authority Relative to Agreement; Enforceability. The execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby are within the legal capacity and power of the Corporation and have been duly authorized by all requisite corporate action on the part of the Corporation. This Agreement is a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. All persons who executed this Agreement on behalf of the Corporation have been duly authorized to do so.

                  3.22 Compliance With Other Instruments; Consents. Except as set forth in Appendix 3.22 annexed hereto, neither the execution of this Agreement or the Merger Agreement nor the consummation of the Merger will conflict with, violate or result in a breach of or constitute a default under (or an event which, with the giving of notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the assets of the Corporation or any Corporation Subsidiary under, any provision of the articles of association and by-laws of the Corporation or any of the Corporation Subsidiaries or any indenture, mortgage, lien, lease, agreement, contract, instrument, or other restriction of any kind or character to which the Corporation or any Corporation Subsidiary is subject or by which the Corporation or any Corporation Subsidiary is bound, or require the consent of any third party or governmental agency.

                  3.23     Compliance With Applicable Laws.

                  3.23.1 The Corporation and each Corporation  Subsidiary are in compliance in all material respects with all federal, state, county, and municipal laws, ordinances, regulations, judgments, orders or decrees applicable to the conduct of their businesses or to the assets owned, used, or occupied by them. The Corporation and the Corporation Subsidiaries have received no notice or advice to the contrary. All reports required by federal, state and local governments, including, but not limited to, reports to the United States Department of Commerce, the Environmental Protection Agency ("EPA"), the Occupational Safety and Health Administration ("OSHA"), state equivalents of such federal agencies, all reports required under licenses or qualifications to import, export, manufacture, assemble or sell various classes and types of products sold by the Corporation or any of the Corporation Subsidiaries, if such licenses or qualifications are necessary, and all other reports to similar agencies, board groups or administrations have been timely filed by the Corporation and the Corporation Subsidiaries and all information contained therein is true and correct, (except in all such instances for reports which, if not filed, would not result in a material adverse impact upon the Corporation). The Corporation and the Corporation Subsidiaries have not received any governmental inquiries or responses with respect thereto other than inquiries or responses which were not material with respect to their businesses, operations, financial condition or assets.

                  3.23.2 Except for the filing of the Merger Agreement with the Secretary of State of California, neither the execution of this Agreement nor the consummation of the Merger will (a) violate any order, writ, injunction, statute, rule or regulation applicable to the Corporation or any of the Corporation Subsidiaries or (b) require (with respect to the Corporation and the Corporation Subsidiaries) the consent, approval, authorization or permission of, or the filing with, or the notification of, any federal, state or local government agency.

                  3.24  Environmental   Compliance.   The  Corporation  and  the
Corporation Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, or disposal of "Hazardous Materials" (as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss.9601-9657 and any amendments thereto ("CERCLA")) and all laws and regulations with regard to record-keeping, notification and reporting requirements respecting Hazardous Materials. Except as set forth in Appendix 3.24 annexed hereto, the Corporation and the Corporation Subsidiaries have not violated, nor have they been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances that the Corporation reasonably believes could form the basis for the assertion of any claim against the Corporation or any Corporation Subsidiaries relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under
(a) CERCLA, (b) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6987 and any amendments thereto ("RCRA"), (c) the Federal Technical Standards and Correction Action Requirements for Owners and Operators of Underground Storage Tanks, 40 C.F.R. Part 280, (d) the Clean Air Act (42 U.S.C. 7401 et seq.), (e) the Clean Water Act (33 U.S.C. 1251, et seq.), (e) the Toxic Substance Control Act (15 U.S.C. 2601 et seq.) and (f) any similar state or local environmental statute. Promptly upon learning thereof, the Corporation will advise the Acquirer of any facts or circumstances known to the Corporation that it reasonably believes could form the basis for the assertion of any claim against the Corporation or any Corporation Subsidiary relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under CERCLA, RCRA or any other federal, state or local environmental statute. There has been no written communication during the past three years between the Corporation or any Corporation Subsidiary and any federal or state environmental agency. There have been no Hazardous Materials generated, transported or disposed of by the Corporation or any Corporation Subsidiary during the past three years except as an integral part of products sold by the Corporation or any Corporation Subsidiary in the ordinary course of its business. No Hazardous Materials have been either disposed of or found by the Corporation or any Corporation Subsidiary or, to the Corporation's knowledge, by any other party, at any site or facility owned or operated by the Corporation or any Corporation Subsidiary presently or at any previous time or by any predecessor of the Corporation or any Corporation Subsidiary or by any company whose business or assets have been acquired by the Corporation or any Corporation Subsidiary.

                  3.25     Financial Statements.

                  3.25.1 The Corporation has delivered to the Acquirer its balance sheet as of May 31, 1996 and its income statement for the eight months ended May 31, 1996, copies of which are set forth in Appendix 3.25.1 annexed hereto. Such financial statements fairly present the Corporation's financial condition as of May 31, 1996 and the results of its operations for the eight months then ended.

                  3.25.2 There are no transactions that have been improperly recorded in the accounting records underlying the financial statements set forth in Appendix 3.25.1 annexed hereto.

                  3.25.3 In preparing its financial statements, management of the Corporation relies upon certain estimates. Appendix 3.25.3 annexed hereto sets forth a summary of all estimates made by the Corporation in preparing the financial statements set forth in Appendix 3.25.1 annexed hereto, other than those estimates which are either immaterial to the Corporation or are unlikely to change within the foreseeable future. The Corporation's allowances for warranty repairs, accounts receivable and inventory matters reflected in the financial statements annexed hereto are adequate to absorb currently estimated warranty repair costs and bad debts. Provision has also been made in preparing the financial statements annexed hereto to reduce excess or obsolete inventories to their net realizable value.

                  3.25.4 The Corporation and the Corporation Subsidiaries had no material liabilities (whether absolute, accrued, contingent or otherwise) as at the date of the balance sheet included in Appendix 3.25.1 (the "Most Recent Balance Sheet Date") which would be required to be reflected in and disclosed on the Corporation's consolidated balance sheet as at that date in accordance with GAAP but are not so reflected or disclosed. Since the Most Recent Balance Sheet Date, the Corporation and the Corporation Subsidiaries have incurred no liabilities whatsoever in addition to those reflected in or disclosed on the Most Recent Balance Sheet, except liabilities incurred in the ordinary course of business subsequent to the Most Recent Balance Sheet Date. The Corporation and the Corporation Subsidiaries have no deferred contractual obligations other than those (if any) reflected on the Most Recent Balance Sheet.

                  3.25.5 The Corporation is not in default of any obligation which, if such default were reflected in the annexed financial statements, would have a material effect on such financial statements, Adequate provision has been made in such financial statements to reflect any loss which the Corporation reasonably expects to sustain in the fulfillment of, or arising from the inability to fulfill, any sales or purchase commitments.

                  3.25.6 There are no unasserted claims or assessments that legal counsel has advised the Corporation are probable of assertion and must be disclosed and accounted for in accordance with Statement of Financial Accounting Standards No. 5.

                  3.25.7 The Corporation's books and records reflect, or the Corporation has otherwise substantially disclosed to the Acquirer in writing, all transactions between the Corporation and any officer, director or shareholder of the Corporation or any person or entity affiliated with any such officer, director or shareholder.

                  3.25.8 No funds or assets of the Corporation and/or any of the Corporation Subsidiaries have been used for illegal purposes; no unrecorded funds or assets of the Corporation and/or any of the Corporation Subsidiaries have been established for any purpose; no accumulation or use of the corporate funds of the Corporation and/or any of the Corporation Subsidiaries has been made without being properly accounted for in the respective books and records of the Corporation and/or any of the Corporation Subsidiaries; all payments by or on behalf of the Corporation or any of the Corporation's Subsidiaries have been duly and properly recorded and accounted for in such entities' books and records; no false or artificial entry has been made in such books and records for any reason; no payment has been made by or on behalf of the Corporation and/or the Corporation Subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment or substantially disclosed to the Acquirer in writing; and the Corporation and/or the Corporation Subsidiaries have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment, kickback, whether in cash, property or services, to any individual corporation, partnership or other entity, to secure business for the Corporation and/or any of the Corporation Subsidiaries or any third-parties or to pay for business secured for the Corporation and/or any of the Corporation Subsidiaries or any third-parties.

                  3.25.9 No operations have been discontinued by the Corporation or any of the Corporation Subsidiaries within the last three years.

                  3.25.10 Any financial statements provided by the Corporation to the Acquirer for periods subsequent to May 31, 1996 and through the Effective Time of the Merger will be prepared and presented on the same basis and be consistent in compilation with the financial statements annexed hereto as Appendix 3.25.1.

                  3.25.11 Except for dividends described in Appendix 3.25.11 annexed hereto, dividends referred to in Section 5.02.5 and any repurchase described in Section 6.14, , no dividends or distributions have ever been paid by the Corporation with respect to any class or series of the Corporation's securities and no Corporation Securities have ever been repurchased by the Corporation.


                  3.26     Intentionally omitted.

                  3.27     Taxes.

                  3.27.1  True and  complete  copies of all tax and  information returns required to have been filed by the Corporation and each Corporation Subsidiary (either separately or as part of a consolidated group) since January 1, 1991 have been provided to the Acquirer and have been filed with the appropriate authorities; and all liabilities for federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital and other tax liabilities, charges, assessments, penalties and interest ("Tax Liabilities")) of the Corporation and each Corporation Subsidiary have been paid to the extent such payments are required prior to the date hereof or accrued (as of the appropriate dates) on the books of the Corporation and/or the Corporation Subsidiaries. Such returns were correct as filed. The Corporation's consolidated financial statements listed in Appendix 3.25.1 include adequate provision for Tax Liabilities incurred or accrued as of the Most Recent Balance Sheet Date.

                  3.27.2 The Federal income tax returns of the Corporation and the Corporation Subsidiaries have not been audited by the Internal Revenue Service for any period. State and local franchise and sales tax returns of the Corporation and the Corporation Subsidiaries have not been audited for any period. No assessment or additional Tax Liabilities have been proposed or threatened against the Corporation or any Corporation Subsidiary or any of their assets, and neither the Corporation nor any Corporation Subsidiary has executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities.

                  3.27.3 There are no pending investigations of the Corporation or any Corporation Subsidiary or their tax returns by any federal, state or local taxing authority, and there are no federal, state, local or foreign tax liens upon any of the assets of the Corporation or any of the Corporation Subsidiaries.

                  3.27.4 Appendix 3.27.4 annexed hereto lists any elections which the Corporation or any of the Corporation Subsidiaries have made with respect to the income tax treatment of any items which cannot be revoked without the consent of the Internal Revenue Service.

                  3.27.5 The Corporation has valid resale certificates from all customers from which the Corporation must obtain such certificates in order to be exempt from all obligations to collect sales taxes.

                  3.27.6 The Corporation is not aware of any "Plans" by stockholders of the Corporation to effect "Sales" of 50% or more of the Common Stock acquired in the Merger. The terms "Plans" and "Sales" having the meanings set forth in Appendix 6.08 annexed hereto.

                  3.27.7 At no time has a consent been filed by the Corporation or any Corporation Subsidiary to have the provisions of Section 341(f)(2) of the Code apply, and no agreement under Section 341(f)(3) of the Code has at any time been filed by the Corporation or any Corporation Subsidiary.

                  3.27.8 The Corporation and its stockholders have properly elected to qualify the Corporation as an "S corporation" within the meaning of
Section 1361(a) of the Code for all taxable periods commencing with the Corporation's initial taxable year and continuing in effect for all taxable periods since that time. Corresponding treatment as an S corporation for state tax purposes has been maintained for all such periods in all states in which the Corporation does business. The Corporation's status as an S corporation (or corresponding status under state law) has never been disallowed or questioned by the Internal Revenue Service or any state taxing authority. A copy of the Corporation's elections to be treated as an S corporation is set forth in Appendix 3.27.8 annexed hereto.

                  3.27.9 The assumptions set forth in Appendix 6.09 annexed hereto are accurate in all material respects.

                  3.28 Litigation. Except as disclosed in Appendix 3.28 annexed hereto, there are no legal, administrative, arbitration or other proceedings, and no other claims pending or, to the best knowledge of the Corporation, threatened, against the Corporation or any of the Corporation Subsidiaries, nor is the Corporation or any Corporation Subsidiary subject to any existing judgment; nor has the Corporation or any Corporation Subsidiary received any inquiry from any agency of the federal or of any state or local government about this Agreement or the Merger, or about any violation or possible violation of any law, regulation or ordinance materially adversely affecting its business or assets; nor have the Corporation or any of the Corporation Subsidiaries received any material claims regarding the performance of its products during the past three years. With the exception of a claim by William Majkut (as referred to in Sections 5.02.5 and 6.14.1), the Corporation is not aware of any claims by any person or entity that such person or entity is entitled to capital stock, or rights or options to purchase capital stock, of the Corporation which claims are inconsistent with the disclosures made hereunder with respect to such capital stock or rights or options. No facts exist which give rise to any claim by any current or former director, officer, agent or employee of the Corporation or any other person or entity for indemnification against the Corporation under the Corporation's articles of incorporation or by-laws, under California law (including without limitation Section 317 of the GCL), under any agreement providing for indemnification or otherwise. The Corporation is not obligated to Renegade C Software, Inc. or its successors or assigns and no facts exist which give rise to any claim against the Corporation by Renegade C Software, Inc. or its successors or assigns.

                  3.29 Adverse Business Changes. Except as described on Appendix 3.29 annexed hereto, since the Most Recent Balance Sheet Date there has not been:

                  3.29.1 any material (either when taken by itself or in conjunction with all other such changes) adverse change in the working capital, financial condition, assets, liabilities (whether absolute, contingent or otherwise), reserves, results of operations, business, or prospects of the Corporation and the Corporation Subsidiaries taken as a whole;

                  3.29.2 any damage, destruction or loss (whether or not covered
by  insurance)   materially  and  adversely  affecting  the  businesses  of  the
Corporation and the Corporation's Subsidiaries;

                  3.29.3 any material disposition, mortgage, pledge, or subjection to any lien, claim, charge, option, or encumbrance of any property or asset of the Corporation or any Corporation Subsidiary, any commitment made or liability incurred by the Corporation or any of the Corporation Subsidiaries, or any cancellation or compromise of any debt or claim of the Corporation or any of the Corporation Subsidiaries, otherwise than in the ordinary course of business;

                  3.29.4 except as referred to in Section 5.02.5 or Section 6.14, any dividend or distribution declared, set aside or paid in respect of the Corporation Securities or any repurchase by the Corporation of any shares of Corporation Securities;

                  3.29.5 any employment contract entered into by the Corporation or any Corporation Subsidiary, or any increase (other than increases made on or before May 30, 1996 in the ordinary course of business with respect to employees) or decrease in the rates of compensation payable or to become payable by the Corporation or any Corporation Subsidiary to any of their officers, directors, employees or agents over or under the rates in effect during the 12 months ended on the Most Recent Balance Sheet Date; any amendment or modification of any Benefit Plan; or any commitment or obligation of any kind for the payment by the Corporation or any Corporation Subsidiary of any bonus, additional salary or compensation, or retirement, termination or severance benefits to officers, directors, employees or agents; or

                  3.29.6 any amendment, termination or threatened termination of any material contract, agreement, insurance policy, lease, or license to which the Corporation or any Corporation Subsidiary is a party or by which any such entity may be bound.

                  3.30     Other  Changes.   Except  as  described  in Appendix
3.30  annexed  hereto,  there has not been:

                  3.30.1 any strike, shutdown, picketing, work stoppage, labor dispute or threat of a labor dispute or any attempt or threat of an attempt by a labor union to organize the employees of the Corporation or any Corporation Subsidiary, or any application or complaint filed by an employee or union with the National Labor Relations Board of any comparable state or local agent, since September 30, 1991;

                  3.30.2 any material change in the sources of supply or method of doing business of the Corporation and/or any of the Corporation Subsidiaries since September 30, 1994;

                  3.30.3 any distribution or disposition of the assets of the Corporation and/or any of the Corporation Subsidiaries other than in the ordinary course of business since September 30, 1994;

                  3.30.4 any catastrophic event affecting the business or assets of the Corporation and/or any of the Corporation Subsidiaries, such as but not limited to fire, explosion, earthquake, accident, flood, condemnation, act of God, riot or civil disturbance, since September 30, 1994;

                  3.30.5 any loss or, to the best of the Corporation's knowledge, threatened loss of a customer or group of customers which purchased individually or in the aggregate more than $50,000 of goods and services from the Corporation and the Corporation Subsidiaries (taken as a whole) during the 12 months ended on the Most Recent Balance Sheet Date;

                  3.30.6 any loss or, to the best of the Corporation's knowledge, threatened loss of a supplier or group of suppliers from whom the Corporation and/or any Corporation Subsidiary purchased individually or in the aggregate more than $10,000 of goods during the 12 months ended on the Most Recent Balance Sheet Date;

                  3.30.7 any material change in discount practices or policies of the Corporation and/or any Corporation Subsidiary since September 301, 1993;

                  3.30.8 any termination since September 30, 1994 of any permit or license issued to the Corporation and/or any Corporation Subsidiary or to any of their employees or agents upon which a material portion of such entities' business is dependent;

                  3.30.9 since September 30, 1994, any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which may materially and adversely affect the property or business of the Corporation and the Corporation Subsidiaries taken as a whole;

                  3.30.10 since September 30, 1994, other than the execution of this Agreement, any act or omission by the Corporation or any Corporation Subsidiary outside of the ordinary course of business; or

                  3.30.11 any material adverse change in the relationship of the Corporation or any Corporation Subsidiary with Brooktrout Technologies, Qualcom, DAX Systems or Rockwell International since September 30, 1994.

                  3.31 Brokerage. Except as disclosed in Appendix 3.31 annexed hereto, no broker or finder has rendered services to the Corporation (or any stockholder thereof) or any Corporation Subsidiary in connection with this Agreement or the Merger.

                  3.32 Banks. Appendix 3.32 annexed hereto contains a complete list of the names and addresses of each financial institution in which the Corporation or any Corporation Subsidiary maintains an account and/or safe deposit box, the bank account numbers assigned to the Corporation or any Corporation Subsidiary and the persons authorized to sign checks on behalf of the Corporation or any Corporation Subsidiary and to deposit assets in such safety deposit boxes.

                  3.33 Appendices. All of the facts recited in the Appendices referred to in this Article III shall be deemed to be representations of facts as though recited in this Article III in their entirety.

                  3.34 Full Disclosure. No representation or warranty made by the Corporation in this Agreement, and no certification furnished or to be furnished to the Acquirer pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

                  The Acquirer hereby represents and warrants to the Corporation as follows:

                  4.01 Organization. Each of the Acquirer and the Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and franchises to own its property, conduct the business in which it is engaged and to execute, deliver, and perform this Agreement. True and complete copies of the Acquirer's certificate of incorporation and by-laws as of the date hereof have been provided to the Corporation.

                  4.02 Capitalization; Options. The Acquirer has authorized capital stock of 70,000,000 shares, consisting of (a) 10,000,000 shares of Preferred Stock, no par value, of which no shares are presently issued and outstanding, and (b) 60,000,000 shares of Common Stock, no par value, of which, as of December 31, 1995, 14,709,408 shares were issued and outstanding and 2,657,006 shares were reserved for issuance upon exercise of Acquirer Options which were either outstanding or authorized to be granted pursuant
to  plans  or  agreements authorized by  the Acquirer's  Board.   Subsequent to
December 31, 1995, the Board of Directors and shareholders of the Acquirer authorized the grant of options covering an additional 400,000 shares of Common Stock.

                  4.03 Authorization. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Acquirer and the Subsidiary, or a duly constituted committee of each such Board of Directors. This Agreement constitutes the legal, valid and binding obligation of the Acquirer and Subsidiary, enforceable against the Acquirer and the Subsidiary in accordance with its terms. All persons who have executed this Agreement on behalf of the Acquirer and the Subsidiary have been duly authorized to do so. Except for such approvals as are referenced in Section 3.23.2 or as may be necessary in connection with the offer and sale of the Acquirer's capital stock in the Merger, neither the Acquirer's execution of this Agreement nor the Acquirer's consummation of the Merger will (a) violate any order, writ, injunction, statute, rule or regulation applicable to the Acquirer, or (b) require the consent, approval, authorization or permission of, or the filing with or the notification of, any federal, state or local government agency.

                  4.04 No Third Party Consent Required: No Violation of Other Instruments. Neither the execution nor the performance of this Agreement by the Acquirer or the Subsidiary requires the consent of any third party nor will such execution or performance violate or result in a material breach or constitute a material default under any provision of the certificate of incorporation or by-laws of the Acquirer or the Subsidiary or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or other restriction to which the Acquirer or the Subsidiary is subject or by which the Acquirer or the Subsidiary is bound.

                  4.05 Financial Statements. The Acquirer has delivered to the Corporation its consolidated balance sheets as of December 31, 1995 and December 31, 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1995. Such statements (including without limitation the notes thereto) fairly present the consolidated financial position of the Acquirer and its subsidiaries as of December 31, 1995 and December 31, 1994 and the consolidated results of such entities' operations and such entities' consolidated cash flows for the periods presented and have been prepared in conformity with GAAP.

                  4.06 No Material Adverse Change. Since December 31, 1995, there have been no changes in the consolidated financial condition, assets, liabilities or business of the Acquirer and its subsidiaries which in the aggregate would be materially adverse to the consolidated financial condition or operations of the Acquirer and its subsidiaries taken as a whole.

                  4.07 Reports. The Acquirer has previously delivered to the Corporation a true and complete copy of its Annual Report on Form 10-K for the year ended December 31, 1995, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and its proxy statement for its 1996 annual meeting of shareholders. Such documents did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements contained therein not misleading or omit to state a material fact required to be stated therein.

                  4.08 Litigation. Except as described in the reports described in Section 4.07 hereof, there are no legal, administrative, arbitration or other proceedings or other claims pending or, to the knowledge of the Acquirer, threatened, against the Acquirer or any other subsidiary of the Acquirer, nor are the Acquirer or any other subsidiary of the Acquirer subject to any existing judgment, which may reasonably be expected to materially adversely affect the consolidated financial condition, business, property or prospects of the Acquirer, nor have the Acquirer or any other subsidiary of the Acquirer received any inquiry from an agency of the federal or of any state or local government about the Merger, or about any violation or possible violation of any law, regulation or ordinance materially adversely affecting the business or assets of the Acquirer and its Subsidiaries taken as a whole.

                  4.09 Full Disclosure. No representation or warranty made by the Acquirer or the Subsidiary in this Agreement, and no certification furnished or to be furnished to the Corporation pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

                  4.10 Information. Except as disclosed by the Corporation, the Acquirer has no actual knowledge of any claim that the Corporation has infringed any right that any third-party has in any Intangibles. The assumptions set forth in paragraphs 8, 10 (as to the Acquirer and the Subsidiary), and 11, and in the first sentence of paragraph 16 (as to the Acquirer), of Appendix 6.09 are accurate in all material respects.

                                    ARTICLE V
                            COVENANTS TO THE PARTIES

                  5.01 Acquirer's Covenants. The Acquirer and the Subsidiary covenant and agree with the Corporation to undertake, fully perform and discharge each of the following obligations:

                  5.01.1 Best Efforts. The Acquirer and the Subsidiary shall each use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the consummation of the Merger required to the fulfilled and satisfied by it and (b) to cause to be performed all of the matters required of it to be performed on or before the Effective Time of the Merger. However, such best efforts obligation shall not obligate the Acquirer or the Subsidiary to agree to any substantive amendment to this Agreement or any ancillary agreements to be executed in connection with this Agreement or to waive any condition of Closing hereunder.

                  5.01.2 Access. Prior to the Closing, the Acquirer will permit the Corporation and its authorized representatives to have reasonable access to the senior officers of the Acquirer and will furnish the Corporation with such financial and operating data and such other information with respect to the businesses and properties of Acquirer and its subsidiaries as the Corporation may reasonably request in order to properly assess an investment in the Acquirer; provided, however, that such access shall not extend to information covered by confidentiality agreements between the Acquirer and third-parties and other information regarding the Acquirer's customers which Acquirer maintains on a confidential basis.

                  5.01.3 Benefits. As soon as practicable after the Effective Time of the Merger, those person who are employed by the Surviving Corporation ("Surviving Corporation Employees") shall become eligible for employment benefits that are, overall, at least as advantageous as the benefits which such employees enjoyed as employees of the Corporation during the 12 months prior to the date hereof. To the extent, if any, that benefits under the Acquirer's benefit plans vary depending upon years of service, the Surviving Corporation Employees shall be credited with all years of service with the Corporation. Notwithstanding the foregoing, it is understood that this Section 5.01.3 does not confer upon any person the right to be employed by the Surviving Corporation or the right to receive any discretionary benefit (including, without limitation, stock options or discretionary bonuses).

                  5.01.4  Registration.

                           5.01.4.1 The  Corporation and its  stockholders  have
been advised that the Common Stock to be issued pursuant to this Agreement will not be registered under the 1933 Act, but will be issued in reliance upon the exemption afforded by Section 4(2) of the 1933 Act, and that the Acquirer shall rely upon the truth and accuracy of the representations set forth in the agreements described in Section 6.08 in order to utilize such exemption. The Acquirer shall cause each certificate of Common Stock issued pursuant to the Merger to bear the following legend:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR CALIFORNIA'S SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION."

The Acquirer shall give instructions to the Transfer Agent consistent with the foregoing legend.

                         5.01.4.2  Notwithstanding the foregoing,  a Stockholder
may transfer shares of Common Stock received pursuant to the Merger to one or more members of a group consisting of (i) the spouse or children of such Stockholder, and (ii) one or more trusts for their benefit; provided however, that the transferee in each case will furnish the Acquirer with an investment letter in form and substance satisfactory to counsel for the Acquirer who shall be satisfied with the competence of such persons to give an investment letter.

                         5.01.4.3  Within  thirty  days after the Effective Time
of the Merger, the Acquirer shall file a registration statement (the "Registration Statement") on the appropriate form with the SEC pursuant to which the Acquirer shall register the Common Stock issued pursuant to the Merger for resale by the Stockholders. The Acquirer shall thereafter use its best efforts to have such Registration Statement promptly declared effective by the SEC.

                         5.01.4.4  The  Acquirer   shall  promptly   institute
and  diligently   prosecute  such proceedings  before, and  make  such  filings with, such state regulatory agencies as it shall determine to be necessary or appropriate in connection with or preliminary to the issuance of the Common Stock required to be issued to the Stockholders pursuant to the Merger and any solicitation of the Corporation's stockholders for their approval of the Merger and the matters related thereto.

                         5.01.4.5  The  Acquirer  shall  bear all costs incurred
in  preparing  and  filing  the  Registration  Statement  including,   without
limitation, all applicable legal fees, accounting fees, printing fees, NASD fees and Blue Sky and SEC filing fees. The Acquirer shall also bear all costs of keeping that Registration Statement current, subject to Section
5.01.4.7. The Acquirer shall not, however, be responsible for retaining an underwriter on behalf of the Stockholders or for any fees or expenses charged by any broker or dealer in connection with the sale of such shares by the Stockholders.

                           5.01.4.6 The  Acquirer's   obligation  with  respect
to the Registration Statement are contingent upon its receipt of information concerning the Stockholders reasonably required for inclusion in the Registration Statement, its receipt of indemnification in the manner contemplated by the agreements described in Section 6.08 and its receipt of an acknowledgment (in form and substance satisfactory to the Acquirer) from the Stockholders that their rights under this Section 5.01 are not transferable. The Acquirer shall indemnify the Stockholders with respect to the Registration Statement to the extent described in Appendix 5.01.4.6.

                           5.01.4.7  Notwithstanding  the  foregoing:  (a) the
Acquirer's obligation to keep the Registration Statement current shall lapse on the sooner of (x) the date on which all shares of Common Stock issued pursuant to the Merger have been sold pursuant to the Registration Statement or
(y) two years after the Effective Time of the  Merger;  and  (b) the  Acquirer
shall  have  the   right  to  delay   the  effectiveness  of  the Registration
Statement, or with notice to the Stockholders, withdraw the Registration Statement if such actions are required because the Acquirer is unable to
disclose,  or  because  it  would  materially  adverse   affect the Acquirer to
disclose, information which it would otherwise be required to disclose in such Registration Statement; provided, however, that no such delay shall extend for more than thirty (30) days and provided that if such withdrawal occurs, the Acquirer shall file another registration statement, for the purpose of enabling the Stockholders to sell their Common Stock, within thirty (30) days after such
withdrawal.  Subject to   the  immediately  preceding  sentence,  the  Acquirer
shall amend the Registration Statement from time to time to the extent necessary to assure compliance with the disclosure requirements of the 1933 Act.

                  5.01.5 Tax Matters. The Acquirer will cause the Surviving Corporation to comply with the assumptions set forth in paragraphs 6 and 9 of Appendix 6.09.

                  5.02 Corporation's Covenants. The Corporation covenants and agrees with the Acquirer to undertake, fully perform and discharge each of the following obligations:

                  5.02.1 Stockholder Approval. The Corporation shall use its best efforts to obtain from each of its stockholders a unanimous consent form in form and substance satisfactory to the Acquirer. The Corporation shall provide to such stockholders such information regarding the Acquirer and the Merger as the Acquirer shall approve in advance.

                  5.02.2 Best Efforts. The Corporation shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the consummation of the Merger required to be fulfilled and satisfied by it and (b) to cause to be performed all of the matters required of it to be performed on or before the Effective Time of the Merger. The Corporation shall take such steps and do such acts as may be necessary to make all of the warranties and representations contained herein and in the Appendices to this Agreement true and correct as of the Effective Time of the Merger, with the same effect as if the same had been made as of the Effective Time of the Merger. Such best efforts obligation shall not obligate the Corporation to agree to any substantive amendment to this Agreement or any ancillary agreements to be executed in connection with this Agreement or to waive any condition of Closing hereunder.

                  5.02.3 Maintenance of Business Assets. The Corporation shall carry on, and shall cause each of the Corporation Subsidiaries to carry on, its business (including, without limitation, its development efforts) in the ordinary course consistent with prior practice and shall use its best efforts to preserve, and to cause each of the Corporation Subsidiaries to preserve intact its present assets and properties.

                  5.02.4 Conduct of Business. Prior to the Closing Date, the Corporation shall (and shall cause the Corporation Subsidiaries to) conduct its business only in the ordinary course of business, except as otherwise previously consented to by the Acquirer in writing. Without limiting the generality of the foregoing covenant, the Corporation shall (and shall cause its subsidiaries to)
(a) maintain its articles of incorporation (the "Charter") and by-laws in their respective forms on the date of this Agreement; (b) at all times keep full and complete books and records in accordance with prior practices; (c) maintain in full force and effect the insurance policies heretofore maintained by the Corporation and the Corporation Subsidiaries (or policies providing substantially the same coverage); (d) take reasonable action intended to preserve its property in good condition; (e) take reasonable action intended to preserve its business organization intact and to preserve for the Surviving Corporation the goodwill of customers, suppliers and others having business relationships with the Corporation and the Corporation Subsidiaries; (f) conduct its business in compliance in all material respects with all laws, regulations and ordinances applicable to its businesses; (g) promptly advise the Acquirer in writing of any material adverse change in its business, assets or prospects; and
(h) furnish to the Acquirer all interim financial statements of the Corporation and its subsidiaries when they become available to any officer of the Corporation.

                  5.02.5 Negative Covenants. Except for (i) any repurchase contemplated by Section 6.14, (ii) the payment of dividends in an amount equal to $25,971 plus a sum (to be approved by the Acquirer in writing) representing
47.115% of (x) the Corporation's estimated net income for the period from October 1, 1995 through the Closing Date less (y) dividends previously paid by the Corporation with respect to its current fiscal year, (iii) the payment to William Majkut of $6,000 in connection with prior discussions regarding a stock option and (iv) such other matters as shall have been previously consented to by the Acquirer in writing, the Corporation will not (and shall cause the Corporation Subsidiaries not to), prior to the Effective Time of the Merger, (a) purchase or redeem any Corporation Securities, any options or rights to purchase any Corporation Securities or any instruments convertible into Corporation Securities; (b) issue or sell any shares of capital stock other than pursuant to stock options outstanding on the date hereof and disclosed pursuant to Article III hereof, (c) grant options to purchase any capital stock of the Corporation or accelerate the vesting of any stock options previously granted by the Corporation; (d) grant warrants or rights to purchase any capital stock of the Corporation; (e) increase its indebtedness for borrowed money except in the ordinary course of business; (f) pledge or hypothecate any of the Corporation's assets to secure indebtedness of the Corporation or any other person; (g) guarantee the obligation of any other individual or entity other than a Corporation Subsidiary; (h) merge or consolidate with, purchase substantially all of the assets of, or otherwise acquire any business of, any proprietorship, firm, association, corporation, limited liability company or other business organization; (i) increase or decrease the rate of compensation of or pay any unusual compensation to any officer or employee, or enter into any agreement to increase or decrease the rate of compensation of, or pay any bonus to, any officer or employee; (j) enter into or amend any collective bargaining agreement, or create of modify any pension or profit sharing plan, bonus plan, deferred compensation plan, death benefit, or retirement plan, or any other employee benefit plan, or increase the level of benefits under any such plan, or increase or decrease any severance or termination pay benefit or any other fringe benefit; (k) make any representation to anyone indicating any intention of the Surviving Corporation to retain, institute, or provide any employee benefit, or represent in any manner that any officer or employee of the Corporation will be employed by the Surviving Corporation after the Closing, provided, however, that the Corporation and the Acquirer shall jointly meet with the Corporation's employees as soon as practicable following execution of this Agreement to explain employment and benefits to be offered by the Surviving Corporation upon Closing; (l) declare or pay any dividend on, or make any distribution with respect to, any Corporation Securities; (m) sell or dispose of any of its assets otherwise than in the ordinary course of its business; (n) enter into any contract or commitment of a type required to be disclosed on any Appendix to this Agreement other than contracts entered into in the ordinary course of the Corporation's business; (o) take any other action outside of the ordinary course of the Corporation's business; or (p) enter into any contracts or commitment to take any of the foregoing actions.

                  5.02.6 Access. Prior to the Effective Time of the Merger, the Corporation will permit the Acquirer and its authorized representative to have reasonable access to the premises, technology, books and records of the Corporation and the Corporation Subsidiaries, and will furnish the Acquirer with such financial and operating data and such other information with respect to the businesses and properties of the Corporation and the Corporation Subsidiaries as the Acquirer may reasonably request in order to properly assess the acquisition of the Corporation.

                  5.02.7 Acquisition Proposals. During the period between the date hereof and the Effective Time of the Merger or the termination of this Agreement pursuant to Article VIII, the Corporation shall not (and shall cause the Corporation Subsidiaries not to), directly or indirectly, (i) solicit submissions of offers from any person other than the Acquirer relating to any acquisition of the stock or assets of the Corporation or any of the Corporation Subsidiaries, or any merger, consolidation or business combination with the Corporation or any of the Corporation Subsidiaries (an "Acquisition Proposal"),
(ii) respond in any way to an unsolicited Acquisition Proposal, (iii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person other than the Acquirer, or furnish any non-public information regarding the Corporation to any person, other than the Acquirer, or otherwise encourage any Acquisition Proposal by any person other than the Acquirer, (iv) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the Merger, or (v) approve any cash or stock tender offers made by any such third party or parties. The Corporation shall advise the Acquirer promptly of the receipt by the Corporation of any notification of any purchase or proposed purchase of Corporation Securities by any person.

                  5.02.8 Reorganization. The Corporation shall not take, fail to take or cause to be taken or not taken any action within its control which would preclude the Merger from being treated as a "reorganization" within the meaning of Section 368(a) of the Code.

                  5.02.9 Board Meetings. Until the Merger is consummated or abandoned, the Corporation shall give the Acquirer advance notice of the meetings of the Corporation's Board of Directors. The Acquirer shall be entitled to have one of its representatives attend (personally or by telephone conference call) those meetings, subject, however, to the right of the presiding officer at each such meeting to exclude that representative from a discussion of matters which the presiding officer deems to be confidential or which bear upon the Corporation's performance of this Agreement.

                  5.02.10 Stockholder Information. At the Closing, the Corporation shall furnish to the Acquirer the names, addresses and Social Security Numbers or Taxpayer Identification Numbers of each person or entity that owns Corporation Common Stock or Corporation Options as of the Closing Date. Such list shall set forth the number of shares or options owned by each such person or entity and shall provide such details as the Acquirer shall reasonably request.

                  5.02.11 Covenant Regarding S Corporation Status. Through the Effective Time of the Merger, the Corporation shall maintain in effect its status as an S corporation for federal income tax purposes and its corresponding status for state income tax purposes in any applicable state in which such status is recognized.

                  5.03 Stockholders' Covenants. The Stockholders shall, subsequent to the Effective Time of the Merger and at the Acquirer's reasonable request, furnish to the Acquirer additional Stock Powers (as defined in Section
6.13 and in form satisfactory to the Acquirer) to permit proper administration of the Escrow Agreement.


                                   ARTICLE VI
                      CONDITIONS TO OBLIGATIONS OF ACQUIRER

                  The obligations of the Acquirer to consummate the Merger are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

                  6.01 Performance. The Corporation shall have performed all of the acts required to be performed by it hereunder.

                  6.02 Representations and Warranties. Except for the representations and warranties made expressly as of a specific date (which shall be true in all material respects as of such date), all of the Corporation's representations and warranties set forth in Article III hereof shall be true in all material respects (or, in the case of representations and warranties subject to an express materiality qualification, true in all respects) as of the Effective Time of the Merger.

                  6.03 Material Events. No event (including but not limited to fire, flood, earthquake, explosion, acts of God, war, riot, civil commotion, acts of any government, governmental subdivision or governmental agency, and the termination or modification of advantageous contracts or business relationships) shall have occurred since the Most Recent Balance Sheet Date which materially adversely affects, interrupts or impairs the business, or materially impairs the value of the properties, of the Corporation and the Corporation Subsidiaries taken as a whole.

                  6.04 Litigation. No action (other than actions which have been dismissed or settled) shall have been instituted by any person before any court or governmental agency to restrain or prohibit the consummation of the Merger or to subject the Acquirer or its directors or officers to liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the Merger.

                  6.05 Opinion of Counsel. The Acquirer shall have received an opinion letter of Hopkins & Carley, counsel for the Corporation, dated as of the Effective Time of the Merger, substantially in the form and substance of the letter set forth in Appendix 6.05 annexed hereto, covering the matters set forth in such Appendix and such other matters as the Acquirer and its counsel shall reasonably request.

                  6.06 Consents. Each of the parties hereto shall have obtained all consents, authorizations and approvals required to be obtained by it with respect to the Merger under any applicable laws and under any mortgages, indentures, leases, agreements or other instruments to which it or any of its subsidiaries is a party.

                  6.07 Covenant Against Competition. The Acquirer shall have received, from Gary Maier, Robert Flaherty and Patrick McGuire, covenants against competition, in the form and substance of the applicable covenants against competition set forth in Appendices 6.07A, 6.07B and 6.07C annexed hereto and providing for no additional consideration.

                  6.08 Investment and Joinder Agreement. Prior to the Closing, each Stockholder of the Corporation shall have delivered to the Acquirer an agreement, in the form and substance of the agreement set forth in Appendix 6.08 annexed hereto, with respect to certain securities matters and with respect to certain indemnification provisions.

                  6.09 Tax Opinion. The Acquirer shall have received an opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, counsel for the Acquirer, reasonably satisfactory in form and substance to it, based upon the assumptions set forth in Appendix 6.09 annexed hereto and as otherwise required by Lowenstein, Sandler, Kohl, Fisher & Boylan, to the effect that for Federal income tax purposes, in the opinion of such counsel; (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a)(1)(A) of the Code; (ii) no gain or loss shall be recognized upon the exchange of Corporation Common Stock solely for Common Stock and no gain or loss shall be recognized by the Corporation, the Acquirer or the Subsidiary by virtue of the consummation of the Merger; (iii) in the case of Corporation shareholders who recognize gain on the exchange of their Corporation Common Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their Corporation Common Stock), except in the case of any such shareholder as to which the exchange has the effect of a dividend within the meaning of Section 356(a)(2) of the Code by reason of the applicability of the stock attribution rules of Section 318 of the Code, it being understood that the applicability of such attribution rules to any particular shareholder shall depend on such shareholder's particular factual circumstances; (iv) the basis of any Common Stock received in exchange for Corporation Common Stock shall equal the basis of the recipient's Corporation Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any Common Stock received in exchange for Corporation Common Stock will include the period during which the Corporation Common Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                  6.10  No  Dissenters.   Shareholders  owning  all  of  the
outstanding   Corporation  Securities (computed on a common equivalent basis)
shall have consented to or voted in favor of the Merger.

                  6.11 Termination of Rights. Except for registration rights granted pursuant to this Agreement and rights that exist solely in the Corporation's articles of incorporation, all registration rights, rights of refusal and redemption rights of any Stockholder, and all other rights conferred upon any Stockholder in connection with any stock purchase agreement or other agreement previously executed by any stockholder of the Corporation and/or the Corporation, shall have been terminated or waived, as of the Closing Date, pursuant to the Release and Payment Agreements described in Section 6.15.

                  6.12 Employment Agreement. Robert Flaherty shall have entered into an employment agreement with the Surviving Corporation in the form and substance of the agreement set forth in Appendix 6.12 annexed hereto.

                  6.13 Stockholder Approval; Stock Powers. The stockholders of the Corporation shall have approved the Merger and the consummation thereof by execution of a unanimous written consent in form and substance satisfactory to the Acquirer. Each of the Stockholders shall have delivered to the Acquirer, for purposes of delivery to the Escrow Agent pursuant to Section 2.02.2.1, five stock powers, executed in blank, with signatures guaranteed in a form satisfactory to the Acquirer (the "Stock Powers").

                  6.14 Payments by the Corporation. The Corporation shall have effected the following:

                           6.14.1  The  Corporation shall have  paid to William
Majkut the sum of $6,000 and shall have received from such individual a release, in form and substance satisfactory to the Acquirer, from all claims against the Corporation.

                           6.14.2 The  Corporation  shall have  repurchased from
Robert Flaherty 6,000 shares of Corporation Common Stock at a price of $0.8382 per share, such purchase to be made prior to the Effective Time of the Merger
(notwithstanding  any  provisions  herein  to  the  contrary)   pursuant  to  a
Restricted Stock Purchase Agreement dated June 16, 1994. For purposes of this Agreement, such 6,000 shares shall not be deemed to be issued or outstanding immediately prior to the Effective Time of the Merger, it being understood that no Merger Consideration shall be payable or distributable with respect to such shares.

                           6.14.3 The Corporation shall have  repurchased  from
Dalton Martin 8,330 shares of Corporation Common Stock at a price of $0.83 per share, such purchase to be made prior to the Effective Time of the Merger (notwithstanding any provisions herein to the contrary) pursuant to a Restricted Stock Purchase Agreement dated January 2, 1995. For purposes of this Agreement, such 8,330 shares shall not be deemed to be issued or outstanding immediately prior to the Effective Time of the Merger, it being understood that no Merger Consideration shall be payable or distributable with respect to such shares.

                  6.15 Release and Payment Agreement. The Corporation, each of the Stockholders and each of the spouses of those Stockholders who are married shall have executed a release and payment agreement (the "Release and Payment Agreement") in the form and substance of the agreement annexed hereto as Appendix 6.15.

                  6.16 Certificates. The Acquirer shall have received a certificate, executed by the chief executive officer of the Corporation, in form and substance satisfactory to the Acquirer, dated as of the Closing Date. Such certificate shall confirm that the conditions set forth in Sections 6.01, 6.02 and 6.03 have been satisfied.

                  6.17 Closing Documentation. The Acquirer shall have received such additional documentation on the Closing Date as the Acquirer and its counsel may reasonably require to evidence compliance by the Corporation with all of its obligations under this Agreement.

                                   ARTICLE VII

                   CONDITIONS TO OBLIGATION OF THE CORPORATION

                  The obligations of the Corporation to consummate the Merger are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  7.01 Performance. The Acquirer and the Subsidiary shall have performed all of the acts required to be performed by them hereunder.

                  7.02 Representation and Warranties. Except for representations and warranties made expressly as of a specific date (which shall be true in all material respects as of such date), all of the Acquirer's representations and warranties set forth in Article IV shall be true in all material respects (or, in the case of representations and warranties subject to an express materiality qualification, true in all respects) as of the Effective Time of the Merger.

                  7.03 Material Events. No event (including but not limited to fire, flood, earthquake, explosion, acts of God, war, riot, civil commotion, acts of any government, governmental subdivision or governmental agency, and the termination or modification of advantageous contracts or business relationships) shall have occurred since March 31, 1996 which materially adversely affects, interrupts or impairs the business, or materially impairs the value of the properties, of the Acquirer and its subsidiaries, taken as a whole.

                  7.04 Litigation. No action (other than actions which have been dismissed or settled) shall have been instituted by any person before any court or governmental agency to restrain or prohibit the consummation of the Merger or to subject the Corporation or its directors or officers to liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the Merger.

                  7.05 Stockholder Approval. The stockholders of the Corporation shall have approved the Merger and the consummation thereof by execution of a unanimous written consent in form and substance reasonably satisfactory to the Corporation.

                  7.06 Employment Agreement. The Subsidiary shall have executed and delivered at the Closing an employment agreement with Robert Flaherty in the form of the agreement set forth in Appendix 6.12.

                  7.07 Opinion of Counsel. The Corporation shall have received an opinion letter of Lowenstein, Sandler, Kohl, Fisher & Boylan, counsel for the Acquirer, dated as of the Effective Time of the Merger, substantially in the form and substance of the letter set forth in Appendix 7.07 annexed hereto, covering the matters set forth in such Appendix and such other matters as the Corporation and its counsel shall reasonably request. Such firm shall be entitled to rely upon the opinion of California counsel as to matters of California law. The Corporation shall also have received a letter from Lowenstein, Sandler, Kohl, Fisher & Boylan authorizing the Corporation to rely upon the opinion letter delivered pursuant to Section 6.09.

                  7.08 Consents. Each of the parties hereto shall have obtained all consents, authorizations and approvals required to be obtained by it with respect to the Merger under any applicable laws and under any mortgages, indentures, leases, agreements or other instruments to which it or any of its subsidiaries is a party.

                  7.09 Release and Payment Agreement. The Acquirer and the Subsidiary shall have executed and delivered the Release and Payment Agreement.

                  7.09 Certificate. The Corporation shall have received a certificate, executed by the chief financial officer of Acquirer, in form and substance satisfactory to the Corporation, dated as of the Closing Date. Such certificate shall confirm that the conditions set forth in Sections 7.01, 7.02 and 7.03 have been satisfied.

                  7.10 Closing Documentation. The Corporation shall have received such additional documentation on the Closing Date as the Corporation and its counsel may reasonably require to evidence compliance by the Acquirer with all of its obligations under this Agreement.

                                  ARTICLE VIII

                     TERMINATION AND AMENDMENT OF AGREEMENT

                  8.01 Termination Procedure. If a party having the right to terminate this Agreement pursuant to this Article VIII elects to terminate this Agreement, it shall give written notice of such election to the other party hereto prior to the completion of the Closing and in accordance with the applicable provisions of this Article VIII. Upon the giving of any such notice, this Agreement (except this Article VIII and Section 11.01) shall terminate and be of no further force or effect. Thereafter, each party hereto shall be mutually released and discharged from liability to the other or to any third parties hereunder, except for any liability any party hereto may have at law as a result of a breach of any of its representations or covenants hereunder. In the event of a termination pursuant to this Article VIII, no party hereto shall be liable to any other party for any costs or expenses paid or incurred in connection herewith except as otherwise provided in this Section 8.01.

                  8.02  Termination  by  Mutual  Consent;  Non-Fulfillment  of
Conditions;   Misrepresentations; Stockholder Vote.

                  8.02.1 This Agreement may be terminated and the Merger abandoned for any reason by mutual agreement of the parties at any time prior to the consummation of the Closing, even though this Agreement and the Merger have been approved by the stockholders of the Corporation.

                  8.02.2 The Acquirer may terminate this Agreement at any time prior to the consummation of the Closing in the event that (i) the Acquirer discovers a material breach by the Corporation of any representation or warranty set forth in Article III (or, in the case of representations and warranties subject to an express materiality qualification, a breach of any such representation or warranty) or a material breach by the Corporation of any covenant set forth in this Agreement, which breach has not been cured prior to the earlier of the Closing or five (5) days after the receipt by the Corporation of written notice of such breach, or if (ii) the Acquirer discovers facts which will preclude any of the conditions set forth in Article VI from being satisfied on or before the date set forth in Section 8.04.

                  8.02.3 The  Corporation  may terminate  this  Agreement at any time prior to the consummation of the Closing in the event that (i) the Corporation discovers a material breach by the Acquirer of any representation or warranty set forth in Article IV (or, in the case of representations and warranties subject to an express materiality qualification, a breach of any such representation or warranty) or a material breach by the Acquirer of any covenant set forth in this Agreement, which breach has not been cured prior to the earlier of the Closing or five (5) days after the receipt by the Acquirer of written notice of such breach, or (ii) if the Corporation discovers facts which will preclude any of the conditions set forth in Article VII from being satisfied on or before the date set forth in Section 8.04. In the event that (i) the Corporation advises the Acquirer that a representation or warranty made by the Corporation herein was accurate as of the date hereof but is not true in all material respects (or, in the case of representations and warranties subject to an express materiality qualification, true in all respects) as of the Closing Date and (ii) the Acquirer advises the Corporation that it will waive the condition described in Section 6.02 with respect to such representation or warranty, then the Corporation will have the right to terminate this Agreement unless the Acquirer advises the Corporation that it will waive its indemnification rights hereunder with respect to such representation or warranty.

                  8.02.4 Either Acquirer or Corporation may terminate this Agreement immediately if the Corporation's stockholders fail to approve the Merger by the requisite vote.

                  8.03 Amendment of Agreement. The Acquirer, the Subsidiary and the Corporation, by mutual consent, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval thereof by the Corporation's stockholders; provided, however, that no such amendment, modification or supplement shall reduce the consideration to be received by the Corporation's stockholders after the Corporation's stockholders have approved the Merger unless such reduction is contemplated herein or is subsequently approved by the Corporation's stockholders.

                  8.04 Outside Date. Either party may terminate this Agreement if the Merger has not been consummated by August 31, 1996; provided, however, that a party whose default has prevented such consummation shall not be entitled to terminate this Agreement pursuant to this Section 8.04.

                                   ARTICLE IX

                            THE CLOSING; CLOSING DATE

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of
Article VIII hereof, the Closing will be held at the offices of Hopkins & Carley in San Jose, California commencing at 9:00 a.m. on June 27, 1996 or as soon thereafter as each of the conditions provided for in Articles VI and VII have been met or waived. At such time and place, the documents referred to in Articles VI and VII hereof will be exchanged by the parties and, immediately thereafter, the Acquirer and the Corporation shall cause the Merger Agreement to be filed with the Secretary of the State of California. Notwithstanding the foregoing, if any of the conditions provided for in Article VI or VII hereof shall not have been met or waived by June 27, 1996 then, subject to Section 8.04, the party to this Agreement which is unable to meet such condition or conditions shall be entitled to postpone the Closing for a reasonable time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                  10.01 Survival of Representations and Warranties. All statements contained in any exhibit or certificate or other instrument delivered or to be delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties hereunder. All representations, warranties, and agreements hereunder shall survive the Closing and any audit or investigation made by or on behalf of the parties. Consummation of the Merger shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

                  10.02  Indemnification by the Stockholders.

                  10.02.1 By  execution of the joinder  agreements  described in
Section 6.08, each of the Stockholders shall, subject to Sections 10.2.5, 10.2.6 and 10.2.7, indemnify and hold the Acquirer, the Subsidiary and the Surviving Corporation and their respective directors, officers, employees, fiduciaries, agents and affiliates, and each other person, if any, who controls such persons harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including without limitation costs and reasonable attorneys'
fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (collectively "Loss" or "Losses") which arise or result from or are related to (i) any breach or failure of the Corporation or any of its stockholders to perform any of its or their covenants or agreements set forth herein (other than the Covenants Against Competition delivered pursuant to Section 6.07, as to which liability shall extend only to the persons providing such Covenants and as to which relief shall be accorded independent of this Section 10.02), (ii) the inaccuracy of any representation or warranty made by the Corporation herein, (iii) any Tax Liabilities, including without limitation federal, state and local income taxes, franchise, personal property, real property, sales, use and any other tax relating to the assets of the Corporation or the business of the Corporation for all periods up to and including the Closing Date other than those which are accrued as liabilities of the Corporation on the Most Recent Balance Sheet or reserved on such balance sheet or have arisen in the ordinary course of business subsequent to the Most Recent Balance Sheet, together with interest and penalties and additions to tax, if any, arising out of tax assessments, (iv) any underground storage tank located at any premise associated with or occupied by the Corporation, (v) any liability or costs arising out of any litigation or claims disclosed in Appendix 3.28 annexed hereto, (vi) any failure of the real estate which the Corporation currently occupies to comply in all material respects with all municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of the building and its use, including but not limited to zoning, building, environmental and occupational safety and health regulations and the Americans With Disabilities Act of 1990,
(vii) any liability that may arise (assuming that Acquirer acts in a commercially reasonable manner on and after the Closing Date) from any claim that any products sold by the Corporation prior to the Closing Date infringe the patent, trademark, trade names, trade secret, copyright, or other intellectual property rights of any other person, (viii) any liability asserted with respect to any claim by or against Renegade C Software, Inc. or (ix) any expense (including without limitation reasonable attorney's fees) that the Surviving Corporation or the Acquirer may incur in successfully enforcing the provisions of this Article X.

                  10.02.2 Except as otherwise provided in the Escrow Agreement, if the Acquirer should be entitled to indemnification under this Agreement, it shall be entitled to recover shares of Common Stock from the escrow created pursuant to Section 2.02.2 having an aggregate value, calculated at a price per share equal to $48.625 per share, equal to the amount of its Loss or Losses. In the event that the recovery of such shares is not sufficient to cover the Acquirer's Loss or Losses, the Stockholders agree, pursuant to the above-mentioned joinder agreements, to reimburse the Acquirer or the Surviving Corporation from time to time on demand with respect to any such deficiency which the Acquirer or the Surviving Corporation may sustain or incur, subject to
Section 10.02.05.

                  10.02.3 The Acquirer and the Surviving Corporation shall have the right to set off any sum owed to the Acquirer or the Surviving Corporation by the Stockholders or any of them pursuant to the foregoing indemnity, against any sum owed to any Stockholder by the Acquirer or the Surviving Corporation other than sums owed for wages, bonuses or other employment benefits. The Acquirer may, at its option, exercise its offset rights by reducing the number of shares of Common Stock issuable pursuant to Section 2.02.3, such deduction to be based upon a price of $48.625 per share. Exercise of such right of setoff shall not be a waiver of any other rights or remedies which the Acquirer or the Surviving Corporation may have against the Stockholders or any of them. Such right of setoff shall not limit the liability of the Stockholders hereunder, and such right shall be in addition to, and not in lieu of, any other rights and remedies that the Acquirer or the Surviving Corporation may have against the Stockholders or any of them pursuant to this Agreement.

                  10.02.4 If the Stockholders should be required to indemnify the Acquirer, the Subsidiary or the Surviving Corporation, they shall have no right to contribution by or indemnification from the Corporation.

                  10.02.5 In the event that the Stockholders are required to provide indemnification to the Acquirer beyond the Escrow Shares, any such reimbursement shall be pro rata among the Stockholders in proportion to their relative ownership of Corporation Common Stock as of the time immediately prior to the Effective Time of the Merger. The obligation of any Stockholder to provide indemnification hereunder shall not be expanded by virtue of the inability, failure or refusal of any other Stockholder to provide indemnification hereunder. As to each Stockholder, the maximum amount of reimbursement that such Stockholder shall be required to provide (excluding the effect of Section 2.02.2), shall equal the sum of the value of the Initial Consideration received by such Stockholder (with respect to Common Stock, valued on a per share basis at the Closing Price on the Closing Date) plus the value of any Option Cancellation Consideration received by such Stockholder (valued on a per share basis at the Market Value, as such term is defined in Section 2.02.3.1(b)).

                  10.02.6 Notwithstanding any provision herein to the contrary, the Acquirer shall not be entitled to indemnification hereunder or under the Escrow Agreement with respect to the first $50,000 of Losses identified by the Acquirer hereunder.

                  10.2.7 Notwithstanding any provision herein to the contrary, the Acquirer shall not be entitled to indemnification hereunder or under the Escrow Agreement with respect to Losses resulting from inaccuracies in the representations set forth in the following Sections of this Agreement unless the Representative is first notified of such Losses within two years after the Effective Time of the Merger: 3.02.4, 3.03.1, 3.04, 3.05, 3.09, 3.11.1, 3.11.2,
3.11.3, 3.14.2, 3.14.3, 3.15, 3.17.4, 3.19 and 3.32.

                  10.03 Indemnification by Acquirer. Acquirer shall indemnify and hold the Corporation, the Stockholders and the Corporation's directors, officers, employees, fiduciaries, agents and affiliates and each other person, if any, who controls such persons harmless against any Losses which arise or result from or are related to (a) any breach or failure of the Acquirer to perform any of its covenants or agreements set forth herein, or (b) the inaccuracy of any representation or warranty made by the Acquirer herein.

                  10.04  Enforcement of Indemnification Rights.

                  10.04.1 Any person or entity seeking enforcement of indemnification hereunder shall notify any potentially liable person or entity
(i) of any payment made in respect of any liability, obligation or claim to which the foregoing indemnity relates, and (iii) of any claim made or suit filed against such person or entity with respect to the Corporation, its assets or this Agreement. Such notification shall include a specific demand for indemnification and defense if such person or entity wishes to assert his or its indemnification rights hereunder.

                  10.04.2 If there is any dispute as to the right of indemnification and defense hereunder, the disputing party shall give the other party written notice of such dispute, specifying in detail the basis of the dispute, not later than 20 days after receipt of demand for indemnification. If the dispute cannot be resolved amicably, the parties shall arbitrate the dispute in the manner set forth in the Escrow Agreement.

                  10.04.3 If there is no dispute as to the right to indemnification with respect to any such demand, notice of which must be given within such 20 days period, time being of the essence, or upon resolution of any such dispute by the parties or by any arbitrator, the person or entity entitled to indemnification shall be promptly paid the amount of such demand, the amount agreed to by the parties or the amount ordered by such arbitration.

                  10.04.4 In determining the amount of any Loss, net after tax proceeds of insurance received shall reduce the Loss. Tax benefits, if any, derived from such Loss by the party seeking indemnification shall not reduce the Loss, unless the amount paid to indemnify it for such Loss shall not be treated by it as income subject to federal or state income tax, in which event the amount of the Loss shall be reduced by the tax benefits derived therefrom.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  11.01 Confidentiality. All confidential information furnished by the Corporation or any Corporation Subsidiary to the Acquirer, or furnished by the Acquirer or any subsidiary of the Acquirer to the Corporation, pursuant hereto or in connection with the Merger, shall be treated as the sole property of the party furnishing the information until the consummation of the Merger and, if the Merger shall not occur, the party receiving such information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information and shall not directly or indirectly use such information.

                  11.02 Counterparts. For the convenience of the parties hereto, any number of counterparts hereof may be executed, and each counterpart shall be deemed to be an original instrument.

                  11.03 Waiver. At any time prior to the Effective Time of the Merger, the parties hereto may, by written agreement executed by the party entitled to grant an extension or waiver, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, or (c) waive compliance with any of the covenants or agreements set forth herein.

                  11.04 Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, are not intended to give a full description of the contents of any particular Section, and shall not be given any weight whatsoever in interpreting any provision of this Agreement.

                  11.05 No Third Party Rights. Nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than the Acquirer, the Subsidiary, the Corporation, and, with respect to Section 5.01.4, the Stockholders (in their capacity as such), any rights or remedies under or by reason of this Agreement.

                  11.06 Press Releases. The Acquirer and the Corporation agree to consult with each other between the date hereof and up to and including the Effective Time of the Merger in issuing any press release or otherwise making any formal public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such formal public statement prior to such consultation, except as may be required by law or in response to any inquiry from a security analyst or financial reporter and except for statements required to be contained in any document filed with the Securities and Exchange Commission.

                  11.07 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed if delivered by hand, by telecopier or by courier or if mailed, postage prepaid, certified mail, return receipt requested, to the following addresses or to such other address as any party may select by notice to the other parties in accordance with this Section 11.07:

                  If to the Acquirer:

                  Dialogic Corporation
                  1515 Route 10
                  Parsippany, New Jersey 07054
                  Telecopy No.:  (201) 993-3060
                  Telephone No.:  (201)993-3000
                  Attention: Edward B. Jordan Chief Financial Officer

                  With a copy to:

                  Lowenstein, Sandler, Kohl,
                    Fisher & Boylan
                  65 Livingston Avenue
                  Roseland, NJ 07068
                  Telecopy No.:  (201) 992-5820
                  Telephone No.:  (201) 992-8700
                  Attention:  Peter H. Ehrenberg, Esq.

                  If to the Corporation:

                  Dianatel Corporation
                  96 Bonaventura Drive
                  San Jose, California 95134
                  Telecopy No.:  (408 ) 433-3388
                  Telephone No.:  (408) 428-1000
                         Attention: Mr. Robert Flaherty, President

                  With a copy to:

                  Hopkins & Carley
                  105 Almaden Boulevard
                  15th Floor
                  San Jose, California 95113-2089
                  Telecopy No.: (408) 998-4790
                  Telephone No.: (408) 286-9800
                  Attention: Clarence Kellogg, Esq.

                  Notice delivered as provided herein will be deemed given on the third business day following the date mailed or the date of actual receipt, whichever is earlier.

                  11.08 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to conflicts of law principles, except to the extent that California law governs the terms of the Merger.

                  11.09 Modifications, Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.

                  11.10 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto. The benefits of this Agreement shall inure to, and be binding upon, the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except that Section 5.01.4 is intended to confer benefits upon the Stockholders.

                  11.11 Complete Agreement. This Agreement, the Appendices hereto and the documents delivered pursuant hereto and referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments and writings.

                  11.12 Rule of Construction. It is not intended by the parties hereto that this Agreement or any of the agreements ancillary hereto shall be construed against the party that has drafted all or any portion of this Agreement or such ancillary agreements.

                  11.13 General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                           11.13.1  the terms  defined in this  Agreement  have
the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders;

                           11.13.2  accounting  terms not otherwise  defined
herein have the meanings  assigned to them in accordance with GAAP;

                           11.13.3  references herein to "Articles", "Sections",
Subsections",  "Paragraphs" and   other subdivisions  without  reference  to  a
document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                           11.13.4 a reference to a Section or Article  without
further reference to Subsections within such Section or to Subsections or Sections within such Article shall constitute a reference to all Subsections within such Section or all Sections and Subsections within such Article unless the context otherwise expressly indicates;

                           11.13.5 the words  "herein",  "hereof",  "hereunder"
and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                           11.13.6 the  term  "include" or  "including"  shall
mean without  limitation by reason of enumeration.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date first above written.

 SAN JOSE DLGC ACQUISITION
       CORPORATION                                   DIALOGIC CORPORATION



By:___________________________________                By:_______________________
      Edward B. Jordan, Vice President                 Edward B. Jordan
                                                       Executive Vice President


DIANATEL CORPORATION



By:________________________________
      Robert T. Flaherty, President

                               TABLE OF APPENDICES

Appendix         Description

2.01.2           Agreement of Merger between the Subsidiary and the Corporation
2.02.2.2         Escrow Agreement
3.01.2           Certificate of Incorporation, By-Laws and other organizational documents
3.02.1           Shares not fully paid
3.02.2           Options and other securities matters
3.02.3           List of option holders
3.02.4           Indebtedness
3.03.1           Corporation Subsidiaries
3.03.2           Acquisitions
3.03.3           Dispositions
3.04             Foreign qualifications
3.05             Business or trade names
3.07.1           Real estate leases
3.07.2           Consents required under real estate leases
3.08             Tangible personal property
3.10.1           Intangible property
3.10.2           Infringement matters
3.11.1           Accounts receivable matters
3.11.3           Inventory matters
3.12             List of stockholders
3.13             Title to Assets
3.14.1           Material contracts and other matters
3.14.3           Certain discounts
3.14.6           Consents or notices required under material contracts
3.15.1           Customers
3.15.2           Suppliers
3.15.3           Termination or significant change in relationships with
                   customers, suppliers  or others
3.15.4           Warranty matters
3.16             Transactions with interested persons
3.17.1           List of employees
3.17.2           Employees who are not terminable at will
3.17.4           Terminated employees
3.18.1           Benefit plans
3.18.3           IRS determination letter matters
3.18.5           Certain "events" under benefit plans
3.18.6           Long term disability and death benefits
3.18.7           Compliance with COBRA
3.19             Insurance
3.20             Licenses and permits
3.22             Conflicts with other instruments
3.24             Conflicts with laws
3.25.1           Financial statements
3.25.3           Value assigned to certain matters
3.25.7           Non-recurring expenses
3.25.12          Reserve balances
3.25.13          Other income
3.26             Projections
3.27.4           Elections
3.27.8           S corporation election
3.28             Litigation
3.29             Adverse changes
3.30             Other changes
3.31             Brokers or finders
3.32             Bank matters
5.01.4.6         Indemnification obligation
6.05             Opinion of Hopkins & Carley
6.07             Covenants against competition
6.08             Investment and joinder agreement
6.09             Tax opinion representations
6.12             Employment agreement
6.15             Release and payment agreement
7.07             Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan